UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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Sykes Enterprises, Incorporated

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SYKES ENTERPRISES, INCORPORATED

April 20, 2018

Dear Shareholder:

I am pleased to invite you to attend the Sykes Enterprises, Incorporated 2018 Annual Meeting of Shareholders. The meeting will be held at the Florida Museum of Photographic Arts, The Cube at Rivergate Plaza, 400 North Ashley Drive, Cube 200, Tampa, Florida, 33602, on Tuesday, May 22, 2018, at 8:00 a.m., Eastern Daylight Saving Time. In the following pages, you will find the Notice of Annual Meeting of Shareholders as well as a proxy statement which describes the items of business to be conducted at the meeting.

Your vote is important, so to assure your representation at the Annual Meeting, please vote on the matters described in this proxy statement by completing the enclosed proxy card and mailing it promptly in the enclosed envelope. If your shares are held in street name by a brokerage firm, bank or other nominee, the nominee will supply you with a proxy card to be returned to it. It is important that you return the proxy card as quickly as possible so that the nominee may vote your shares. If your shares are held in street name by a nominee, you may not vote those shares in person at the Annual Meeting unless you obtain a power of attorney or legal proxy from that nominee authorizing you to vote the shares, and you present that power of attorney or proxy at the Annual Meeting.

Sincerely,

James T. Holder
Secretary

Important notice regarding the availability of proxy materials for the Shareholders Meeting to be held on May 22, 2018

This proxy statement and our 2017 Annual Report to Shareholders are available at:

https://materials.proxyvote.com/871237

SYKES ENTERPRISES, INCORPORATED

400 North Ashley Drive

Tampa, Florida 33602

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Date and Time:	8:00 a.m. Eastern Daylight Saving Time on May 22, 2018

Place:	Florida Museum of Photographic Arts, The Cube at Rivergate Plaza 400 N. Ashley Drive, Cube 200, Tampa, FL 33602

Items of Business:	1. To elect three directors to hold office until the 2020 Annual Meeting of Shareholders and to elect an additional director to hold office until the 2019 Annual Meeting of Shareholders;

2. To hold a shareholder advisory vote on executive compensation;

3. To ratify the appointment of Deloitte & Touche LLP as independent auditors of the Company; and

4. To transact any other business as may properly come before the Annual Meeting.

Only shareholders of record as of the close of business on March 19, 2018 will be entitled to vote at the Annual Meeting or any adjournment or postponement of the Annual Meeting. Information relating to the matters to be considered and voted on at the Annual Meeting is set forth in the proxy statement accompanying this Notice.

Tampa, Florida

April 20, 2018

By Order of the Board of Directors,

James T. Holder
Secretary

GENERAL INFORMATION

SYKES ENTERPRISES, INCORPORATED

400 North Ashley Drive

Tampa, Florida 33602

PROXY STATEMENT

2018 ANNUAL MEETING OF SHAREHOLDERS

Tuesday, May 22, 2018

GENERAL INFORMATION

This proxy statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Sykes Enterprises, Incorporated (the “Company”) for the Annual Meeting of Shareholders (the “Annual Meeting”) to be held at the Florida Museum of Photographic Arts, The Cube at Rivergate Plaza, 400 North Ashley Drive, Cube 200, Tampa, Florida, 33602, on Tuesday, May 22, 2018, at

8:00 a.m., Eastern Daylight Saving Time, and any adjournment or postponement of the Annual Meeting. This proxy statement and the annual report to shareholders of the Company for the year ended December 31, 2017 are first being mailed on or about April 20, 2018 to shareholders entitled to vote at the Annual Meeting.

Shareholders Entitled To Vote

The record date for the Annual Meeting is March 19, 2018. Only shareholders of record as of the close of business on the record date are entitled to notice of the Annual Meeting and to vote at the Annual Meeting. As of the record date, 42,496,818 shares of common stock were outstanding and entitled to vote at the Annual Meeting.

Votes cast by proxy or in person at the Annual Meeting will be tabulated by the inspector of elections appointed for the Annual Meeting, who will also determine whether a quorum is present for the transaction of business. The Company’s Bylaws provide that a quorum is present if the holders of a majority of the issued and outstanding shares of common stock entitled to vote at the meeting are present in person or represented by proxy. Abstentions will be counted as shares that are present and entitled to vote for purposes of determining whether a quorum is present. Shares held by nominees for beneficial owners will also be counted for purposes of determining whether a quorum is present if the nominee has the discretion to vote on at least one of the matters presented, even though the nominee may not exercise discretionary voting power with respect to other matters and even though voting instructions have not been received from the beneficial owner (a “broker non-vote”). At the Annual Meeting, if a quorum exists, directors will be elected by a majority vote, as more fully described under Proposal 1 – Election of Directors below. Approval of the other proposals will require the affirmative vote of a majority of the votes cast on the proposal at the Annual Meeting. Broker non-votes will not be counted as votes cast in determining whether a Proposal has been approved.

Shareholders are requested to vote by completing the enclosed Proxy and returning it signed and dated in the enclosed postage-paid envelope. Shareholders are urged to indicate their votes in the spaces provided on the Proxy. Proxies solicited by the Board of Directors of the Company will be voted in accordance with the directions given in the Proxy. Where no instructions are indicated, signed Proxies will be voted FOR each of the proposals listed in the Notice of Annual Meeting of Shareholders. Returning your completed Proxy will not prevent you from voting in person at the Annual Meeting, should you be present and wish to do so.

Any shareholder giving a Proxy has the power to revoke it at any time before it is exercised by:

•	filing with the Secretary of the Company written notice of revocation,

•	submitting a duly executed Proxy bearing a later date than the previous Proxy, or

•	appearing at the Annual Meeting and voting in person.

Proxies solicited by this proxy statement may be exercised only at the Annual Meeting and any adjournment of the Annual Meeting and will not be used for any other meeting.

The cost of solicitation of Proxies by mail on behalf of the Board of Directors will be borne by the Company. Proxies also may be solicited by personal interview or by telephone by directors, officers, and other employees of the Company without additional compensation. The Company also has made arrangements with brokerage firms, banks, nominees, and other fiduciaries that hold shares on behalf of others to forward proxy solicitation materials to the beneficial owners of such shares. The Company will reimburse such record holders for their reasonable out-of-pocket expenses.

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PROPOSAL 1: ELECTION OF DIRECTORS

PROPOSAL 1: ELECTION OF DIRECTORS

Prior to the Annual Meeting, the Company’s Board of Directors (the “Board”) was comprised of nine individuals. Effective as of April 22, 2018, the Board increased the size of the Board by one to ten individuals and designated such vacant seat as a CLASS II seat. Currently, the Board is divided into three classes (designated “CLASS I,” “CLASS II,” and “CLASS III”), with three directors in each of CLASS I and CLASS III and four directors in CLASS II. Each class generally serves a three-year term expiring at the third annual meeting of shareholders after its election. However, the Board member to be elected at the Annual Meeting to the recently created CLASS II seat will hold office until the 2019 Annual Meeting of Shareholders.

The term of the three current CLASS III directors will expire at the Annual Meeting. The Company’s Board of Directors, upon the recommendation of the Nominating and Corporate Governance Committee, has nominated Charles E. Sykes, William J. Meurer and Vanessa C.L. Chang to stand for election as CLASS III directors, whose terms will all expire at the 2021 Annual Meeting of Shareholders. Additionally, to fill the recently created additional CLASS II seat, the Board, upon the recommendation of the Nominating and Corporate Governance Committee, has nominated W. Mark Watson.

Provided that a quorum is present at the Annual Meeting, each nominee shall be elected by the affirmative vote of a majority of the votes cast with respect to that nominee’s election. A majority of votes cast means that the number of shares voted “for” a director’s election exceeds 50% of the number of votes cast with respect to that director’s election. Votes cast shall include (i) votes for the election of such director and (ii) votes against the election of such director, and shall exclude abstentions with respect to that director’s election and broker non-votes.

Incumbent directors Sykes, Meurer and Chang have provided to the Company contingent letters of resignation from the Board which shall become effective only if such director fails to receive a sufficient number of votes for re-election at the Annual Meeting and the Board determines to accept the resignation. The Board will consider and act upon the contingent letter of resignation of a director who fails to receive the affirmative vote of a majority of the votes cast on his election within ninety (90) days after the date on which the election results were certified and will promptly make public disclosure of the results of its decision. The Board, in making its decision, may consider any factors or other information that it considers appropriate and relevant. The director who has tendered his resignation shall not participate in the decision of the Board with respect to his resignation. If such incumbent director’s resignation is not accepted by the Board, such director shall continue to serve until his successor is duly elected, or his earlier resignation or removal.

In the event any nominee is unable to serve, the persons designated as proxies will cast votes for such other person in their discretion as a substitute nominee. The Board of Directors has no reason to believe that the nominees named herein will be unavailable or, if elected, will decline to serve.

THE BOARD OF DIRECTORS RECOMMENDS THE FOLLOWING NOMINEES FOR ELECTION AS DIRECTORS IN THE CLASS SPECIFIED AND URGES EACH SHAREHOLDER TO VOTE “FOR” THE NOMINEES. EXECUTED PROXIES IN THE ACCOMPANYING FORM THAT ARE NOT OTHERWISE MARKED WILL BE VOTED AT THE ANNUAL MEETING “FOR” THE ELECTION AS DIRECTORS OF THE NOMINEES NAMED BELOW.

Directors Standing for Election at the 2018 Annual Meeting

CLASS III — TERM EXPIRES AT THE 2018 ANNUAL MEETING.

Name	Age	Position(s) with the Company	Director Since
Charles E. Sykes	55	Director, President & Chief Executive Officer	2004
William J. Meurer (2)(3)	74	Director & Chairman of the Audit Committee	2000
Vanessa C.L. Chang (3)(4)	65	Director	2016

CLASS II — TERM EXPIRES AT THE 2019 ANNUAL MEETING.

Name	Age	Position(s) with the Company	Director Since
W. Mark Watson	67	Nominee	N/A

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PROPOSAL 1: ELECTION OF DIRECTORS

Directors Whose Term of Office Continues

CLASS II — TERM EXPIRES AT THE 2019 ANNUAL MEETING.

Name	Age	Position(s) with the Company	Director Since
Paul L. Whiting (1)(2)(4)	74	Director & Chairman of the Compensation Committee	2003
Lt. General Michael P. DeLong (Ret.) (1)(2)	72	Director & Chairman of the Nominating and Corporate Governance Committee	2003
Carlos E. Evans (1)(4)	66	Director	2016

CLASS I — TERM EXPIRES AT THE 2020 ANNUAL MEETING.

Name	Age	Position(s) with the Company	Director Since
James S. MacLeod (3)	70	Director & Non-Executive Chairman	2005
William D. Muir, Jr. (1)(4)	49	Director & Chairman of the Finance Committee	2014
Lorraine L. Lutton (2)(3)	52	Director	2014

(1)	Member of the Compensation Committee
(2)	Member of the Nominating and Corporate Governance Committee
(3)	Member of the Audit Committee
(4)	Member of the Finance Committee

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DIRECTOR QUALIFICATIONS AND BIOGRAPHICAL INFORMATION

DIRECTOR QUALIFICATIONS AND

BIOGRAPHICAL INFORMATION

Biographical information for each of the director nominees is set forth below, including the key qualifications, experience, attributes, and skills that led our Board to the conclusion that each of the director nominees should serve as a director.

Our Board includes individuals with strong backgrounds in executive leadership and management, accounting and finance, and Company and industry knowledge, and we believe that, as a group, they work effectively together in overseeing our business. We believe that our directors hold themselves to the highest standards of integrity and that they are committed to representing the long-term best interests of our shareholders. While we do not have a formal diversity policy, we believe that our directors’ diversity of backgrounds and experiences, which include public accounting, military, aerospace, manufacturing, banking, technology, healthcare, telecommunications, finance and retail, results in different ideas and varying viewpoints that contribute to effective oversight of our business.

Mr. Sykes

Director Since August 2004

Charles E. Sykes was elected to the Board of Directors in August 2004 to fill the vacancy created by the retirement of the Company’s founder and former Chairman, John H. Sykes. Mr. Charles Sykes joined the Company in September 1986 and has served in numerous capacities throughout his years with the Company. Mr. Sykes was appointed as Vice President of Sales, North America in 1999 and between the years of 2000 to 2003 served as Group Executive, Senior Vice President of Marketing and Global Alliances, and Senior Vice President of Global Operations. Mr. Sykes was appointed President and Chief Operating Officer in July, 2003 and was named President and Chief Executive Officer in August 2004. Mr. Sykes received his Bachelor of Science degree in mechanical engineering from North Carolina State University in 1985. He currently serves on the boards of the Greater Tampa Chamber of Commerce, the Tampa Bay Partnership, the Tampa Bay Metro Board of the American Heart Association, Feeding America of Tampa Bay, Inc., Junior Achievement of Tampa Bay, and the Board of Visitors for North Carolina State University, and is a member of the Florida Council of 100.

Qualifications:

•	As the Chief Executive Officer of the Company, Mr. Sykes provides the Board with information gained from hands-on management of Company operations, identifying near-term and long-term goals, challenges and opportunities. As the son of the Company’s founder and having worked for the Company for his full career, he brings a continuity of mission and values on which the Company was established.

Mr. Meurer

Director Since October 2000

William J. Meurer was elected to the Board of Directors in October 2000 and is Chairman of the Audit Committee and a member of the Nominating and Corporate Governance Committee. Previously, Mr. Meurer was employed for 35 years with Arthur Andersen LLP where he served most recently as the Managing Partner for Arthur Andersen’s Central Florida operations. Since retiring from Arthur Andersen in 2000, Mr. Meurer has been a private investor and consultant. Mr. Meurer also serves on the Board of Trustees for Lifelink Foundation, Inc. and as a member of the Board of Directors of the Eagle Family of Funds.

Qualifications:

•	As former managing partner of an international public accounting firm, Mr. Meurer brings to our Board relevant experience with financial accounting, audit and reporting issues, SEC filings and complex corporate transactions.

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DIRECTOR QUALIFICATIONS AND BIOGRAPHICAL INFORMATION

Ms. Chang

Director Since March 2016

Vanessa C.L. Chang was elected to the Board of Directors in 2016 and is a member of the Audit and Finance Committees. Ms. Chang has been a director of EL & EL Investments (Vancouver B.C. Canada), a private real estate investment business, from 1999 until 2018. She served as chief executive officer and president of ResolveItNow.com (Los Angeles, CA), an online dispute resolution service from 2000 to 2002, was senior vice president of Secured Capital Corporation (Los Angeles, CA), a real estate investment bank in 1998, and from 1986 until 1997 she was a partner in the accounting firm KPMG Peat Marwick LLP (Los Angeles, CA). Ms. Chang serves as a director of Edison International and its wholly-owned subsidiary, Southern California Edison Company (a regulated electric utility Los Angeles, CA), a director of Transocean Ltd. (an offshore contract driller, Zug Switzerland), and a director or trustee of sixteen funds advised by the Capital Group’s subsidiaries in the American Funds and Capital Group Private Client Services families (Los Angeles, CA). She is a graduate of the University of British Columbia and a Certified Public Accountant (inactive).

Qualifications:

•	Ms. Chang brings to the Board experience in accounting and financial reporting and oversight matters. She also brings experience as a director of public, private, and non-profit organizations, as well as knowledge of securities regulation and corporate governance.

Mr. Watson

Nominee for Director

W. Mark Watson has been nominated for election as a director at the Annual Meeting. Mr. Watson, a certified public accountant, currently is the president of WM Watson, LLC, a consulting services organization. From 1973 to 2013, Mr. Watson held various positions at Deloitte Touche Tohmatsu (“Deloitte”) including Marketplace Leader, Lead Client Service Partner and Lead Audit Partner. Having spent his entire professional career at Deloitte, he worked with many midmarket to Fortune Global 500 companies, developing strengths in operations and strategic thinking implementation. Mr. Watson serves on the Board of Directors of, and as the Chairman of the Audit Committee for, BioDelivery Sciences International, Inc., Momentum Health Holdings, LLC and HedgePath Pharmaceuticals, Inc. Mr. Watson has a Bachelor of Science degree in accounting from Marquette University. He currently serves on the Board of Trustees for the Moffitt Medical Group and the audit and finance committees for Moffitt Cancer Center and has served on various other civic and charitable boards in the past.

Qualifications:

•	As a result of his 40 years of experience with Deloitte, as well as his other professional and civic engagements, Mr. Watson brings to the Board valuable financial analytical skills, a deep understanding of accounting and management issues, strategic thinking and sound judgment.

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DIRECTOR QUALIFICATIONS AND BIOGRAPHICAL INFORMATION

Mr. Whiting

Director Since December 2003

Paul L. Whiting was elected to the Board of Directors in December 2003 and served as Non-Executive Chairman from August 2004 until May 2016. He is Chairman of the Compensation Committee and a member of the Finance and the Nominating and Corporate Governance Committees. Since 1997, Mr. Whiting has been President of Seabreeze Holdings, Inc., a privately held investment company. Previously, Mr. Whiting held various positions within Spalding & Evenflo Companies, Inc., including Chairman, Chief Executive Officer and Chief Financial Officer. Presently, Mr. Whiting sits on the boards of The Bank of Tampa and The Tampa Bay Banking Co. Mr. Whiting also serves on the boards of various civic organizations, including, among others, Academy Prep Foundation and Academy Prep Center of St. Petersburg. He was the founder and past President of Academy Prep Center of Tampa, a full scholarship, private college preparatory middle school for low-income children.

Qualifications:

•	Mr. Whiting’s public company CEO, CFO and director experience as well as his private investment company business experience provides a unique combination of leadership, financial and business analytical skills, business judgment and investment banking knowledge to the Board.

Lt. Gen. DeLong

Director Since September 2003

Lt. General Michael P. DeLong (USMC Retired) was elected to the Board of Directors in September 2003 and is Chairman of the Nominating and Corporate Governance Committee and a member the Compensation Committee. From October 2003 to February 2008, Lt. Gen. DeLong served as Vice Chairman of Shaw Arabia Limited, President of Shaw CentCom Services, LLC, and Senior Vice President of the Shaw Group, Inc. From February, 2008 through February 2013, Lt. Gen. DeLong served as Vice President of Boeing International Corporation. On March 1, 2013, Lt. Gen. DeLong was named President and CEO and General Manager of Gulf to Gulf Contractors International and serves as an advocate for several companies in Kuwait and Saudi Arabia in transactions with Boeing. From 1967 until his retirement on November 1, 2003, Lt. Gen. DeLong led a distinguished military career, most recently serving as the Deputy Commander, United States Central Command at MacDill Air Force Base, Tampa, Florida. He holds a Master’s Degree in Industrial Management from Central Michigan University and an honorary Doctorate in Strategic Intelligence from the Joint Military Intelligence College and graduated from the Naval Academy as an Aeronautical Engineer.

Qualifications:

•	Lt. Gen. DeLong’s military career, together with his international business executive experience, allows him to bring to the Board leadership and skills in strategic analysis and judgment as well as a knowledge of international business and political environments

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DIRECTOR QUALIFICATIONS AND BIOGRAPHICAL INFORMATION

Mr. Evans

Director Since May 2016

Carlos E. Evans was elected to the Board of Directors at the annual meeting in May 2016 and is a member of the Compensation and Finance Committees. Mr. Evans retired from Wells Fargo Bank in May 2014, where he served as executive vice president and group head of the eastern division of Wells Fargo commercial banking. Mr. Evans was also responsible for the bank’s government and institutional banking group and he served on Wells Fargo’s management committee. Mr. Evans joined First Union National Bank in 2000 as the wholesale banking executive for the commercial segment prior to its merger with Wachovia Corporation in 2001. From 2006 until Wachovia’s merger with Wells Fargo in 2009, Mr. Evans was the wholesale banking executive and an executive vice president for the Wachovia general banking group, overseeing the commercial, business and community banking segments, the dealer financial services business and the government, tax exempt and not-for-profit healthcare groups. Before joining First Union, Mr. Evans served in a variety of roles at Bank of America and its predecessors including NationsBank, North Carolina National Bank and Bankers Trust of South Carolina, which he joined in 1973. Mr. Evans received his B.A. in economics from Newberry College. He is also a graduate of the Commercial Lending School in Oklahoma and the Colgate Darden Commercial Lending School at the University of Virginia. Mr. Evans is chairman emeritus of the board of the Spoleto Festival USA and chairman of the board of the Medical University of South Carolina Foundation. He is also on the boards of Queens University of Charlotte and three private companies, National Coatings and Supplies Inc., American Welding & Gas Inc. and Johnson Management.

Qualifications:

•	Mr. Evans brings to the Board a vast array of experiences in commercial banking, including financial aspects of governmental, tax exempt and not-for-profit healthcare groups. Mr. Evans’ decades of experience in various management roles provides a significant level of business acumen and judgment.

Mr. MacLeod

Director Since May 2005

James S. MacLeod was elected to the Board of Directors in May 2005, and was elected as Non-Executive Chairman in May 2016. He is a member of the Audit Committee. Mr. MacLeod has served in various positions at CoastalStates Bank in Hilton Head Island, South Carolina since February 2004 and is currently its Executive Chairman. Mr. MacLeod serves on the Board of Directors of CoastalStates Bank and has served as Chairman of the Board of CoastalSouth Bancshares, its holding company, since 2011. From June 1982 to February 2004, he held various positions at Mortgage Guaranty Insurance Corp in Milwaukee, Wisconsin, the last 7 years serving as its Executive Vice President. Mr. MacLeod has a Bachelor of Science degree in Economics from the University of Tampa, a Master of Science in Real Estate and Urban Affairs from Georgia State University and a Masters in City Planning from the Georgia Institute of Technology. Mr. MacLeod is also a Trustee of the Allianz Global Investors Funds and serves as Chairman of their Governance Committee, he serves as a Trustee and Board Vice Chairman of the University of Tampa, and serves as a Director of the Medical University of South Carolina (MUSC) Foundation.

Qualifications:

•	As a result of his extensive financial services background, Mr. MacLeod brings to the Board valuable financial analytical skills and experience, a deep understanding of cash transaction and management issues, as well as business acumen and judgment.

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DIRECTOR QUALIFICATIONS AND BIOGRAPHICAL INFORMATION

Mr. Muir

Director Since May 2014

William D. Muir, Jr. was elected to the Board of Directors in 2014 and is Chairman of the Finance Committee and a member of the Compensation Committee. Mr. Muir served as the Chief Operating Officer of Jabil Circuit, Inc. (NYSE: JBL), from 2013 through 2017. From 2009 to 2013, Mr. Muir served as Jabil’s Executive Vice President and Chief Executive Officer, Global Manufacturing Services, responsible for $14B of annual revenue with commercial leadership across diversified markets, including Healthcare & Life Sciences, Enterprise & Infrastructure, High Velocity and Industrial & Clean-tech. Additionally, Mr. Muir led the global, integrated capabilities in Operations, Supply Chain and Design which underpin these diversified businesses. Previously, Mr. Muir served as Regional President for Asia, responsible for Jabil’s Operations and Business Development efforts across China, India, Vietnam, Malaysia, Singapore and Japan. In this capacity, he resided in Shanghai from 2004 through 2007 and subsequently in Singapore until 2009. Prior to his leadership role in Asia, Mr. Muir led Global Business Development efforts for Jabil across large-scale customer relationships and has also held roles leading Operations across the Americas.

Qualifications:

•	Mr. Muir brings to our Board a diverse background spanning engineering, manufacturing, supply chain, business development, and operations. He has been a leader in information technology, supply chain, security, quality, engineering innovation, and global, strategic accounts. Mr. Muir’s decade long global and domestic profit and loss responsibility also brings valuable business financial acumen to the Board.

Ms. Lutton

Director Since May 2014

Lorraine L. Lutton was elected to the Board of Directors in 2014 and is a member of the Audit and Nominating and Corporate Governance Committees. Since 2016, Ms. Lutton has served as the President and Chief Executive Officer of Roper St. Francis Health Care, an integrated health system with 3 acute care hospitals in Charleston, South Carolina. Prior to joining Roper St. Francis, Ms. Lutton had been employed by the BayCare Health System since 1992 in various capacities, serving most recently as the President of St. Joseph’s Hospital, a 529 bed tertiary acute care facility in Tampa Florida. Ms. Lutton received her bachelor’s degree in public health, health policy and administration from the University of North Carolina at Chapel Hill, and her master’s degree in business administration from the Anderson Graduate School of Management at UCLA. Ms. Lutton is a Fellow of the American College of Healthcare Executives.

Qualifications:

•	Ms. Lutton brings to our Board substantial business experience in the healthcare arena, as well as communication, planning, organizational and management skills.

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CORPORATE GOVERNANCE

CORPORATE GOVERNANCE

The Company maintains a corporate governance page on its website which includes key information about its corporate governance initiatives, including its Corporate Governance Guidelines, Code of Ethics, and charters for the committees of the Board of Directors. The corporate governance page can be found at www.sykes.com, by clicking on “Company,” then “Investor Relations” and then on the links under the heading “Corporate Governance.”

The Company’s policies and practices reflect corporate governance initiatives that are compliant with the listing requirements of the Nasdaq Stock Market and the corporate governance requirements of the Sarbanes-Oxley Act of 2002, including:

•	the Board of Directors has adopted clear corporate governance policies;

•	a majority of the board members are independent of the Company and its management;

•	all members of the key board committees – the Audit Committee, the Compensation Committee, the
Nominating and Corporate Governance Committee and the Finance Committee – are independent;

•	the independent members of the Board of Directors meet regularly without the presence of management;

•	the Company has adopted a code of ethics that applies to all directors, officers and employees which is monitored by its Nominating and Corporate Governance Committee;

•	the charters of the Board committees clearly establish their respective roles and responsibilities; and

•	the Company’s Audit Committee has established procedures for the receipt, retention and treatment, on a confidential basis, of complaints received by the Company, including the Board and the Audit Committee, regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submissions by employees of concerns regarding questionable accounting or auditing matters. These procedures are described under “Communications with our Board” below.

Certain Relationships and Related Person Transactions

Review and Approval of Related Person Transactions. In order to ensure that material transactions and relationships involving a potential conflict of interest for any executive officer or director of the Company are in the best interests of the Company, under the Code of Ethics adopted by the Board of Directors for all of our employees and directors, all such conflicts of interest are required to be reported to the Board of Directors, and the approval of the Board of Directors must be obtained in advance for the Company to enter into any such transaction or relationship. Pursuant to the Code of Ethics, no officer or employee of the Company may, on behalf of the Company, authorize or approve any transaction or relationship, or enter into any agreement, in which such officer, director or any member of his or her immediate family, may have a personal interest without such Board approval. Further, no officer or employee of the Company may, on behalf of the Company, authorize or approve any transaction or relationship, or enter into any agreement, if they are aware that an executive officer or a director of the Company, or any member of any such person’s family, may have a personal interest in such transaction or relationship, without such Board approval.

The Company’s Audit Committee reviews all conflict of interest transactions involving executive officers and directors of the Company, pursuant to its charter.

In the course of their review of a related party transaction, the Board and the Audit Committee consider:

•	the nature of the related person’s interest in the transaction;

•	the material terms of the transaction, including, without limitation, the amount and type of transaction;

•	the importance of the transaction to the Company;

•	the importance of the transaction to the related person;

•	whether the transaction would impair the judgment of the director or executive officer to act in the best interests of the Company; and

•	any other matters the Board or Audit Committee deems appropriate.

Any member of the Board or the Audit Committee who has a conflict of interest with respect to a transaction under review may not participate in the deliberations or vote respecting approval of the transaction, provided, however, that such director may be counted in determining the presence of a quorum.

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CORPORATE GOVERNANCE

Related Party Transactions. On January 25, 2008, the Company entered into a real estate lease with Kingstree Office I, LLC, an entity controlled by Mr. John Sykes, the founder, former Chairman and former Chief Executive Officer of the Company, relating to the Company’s call center in Kingstree, South Carolina. On May 21, 2008, the

Audit Committee of the Board reviewed this transaction and recommended approval to the full Board, which also approved the transaction. During the year ended December 31, 2017, the Company paid $451,575.36 to Kingstree Office I, LLC as rent on the Kingstree facility.

Leadership Structure

In 2005, our Board of Directors separated the positions of Chairman of the Board and Chief Executive Officer, believing that an independent non-employee Chairman could provide a diversity of view and experience in consultation with the Chief Executive Officer. The Board continues to believe that the Company is best served by having this bifurcated leadership structure.

Risk Oversight

The Board has determined that the role of risk oversight will currently remain with the full Board as opposed to having responsibility delegated to a specific committee. Management has created an enterprise risk management committee which is primarily responsible for identifying and assessing enterprise risks, developing risk responses and evaluating residual risks. The chairperson of this committee reports directly to the full Board.

Director Independence

In accordance with Nasdaq rules, the Board affirmatively determines the independence of each director and nominee for election as a director in accordance with guidelines it has adopted, which include all elements of independence set forth in the Nasdaq listing standards. Based upon these standards, at its meeting held on March 15, 2018, the Board determined that each of the following non-employee directors was independent and had no relationship with the Company, except as a director and shareholder of the Company:

(1)	Paul L. Whiting	(5)	James S. MacLeod
(2)	Lt. General Michael P. DeLong (Ret.)	(6)	Vanessa C.L. Chang
(3)	William J. Meurer	(7)	Lorraine L. Lutton
(4)	Carlos E. Evans	(8)	William D. Muir, Jr.

In connection with its decision to nominate Mr. W. Mark Watson to stand for election at the Annual Meeting, the Board has affirmatively determined that he is independent and has no previous or current relationship with the Company.

Nominations for Directors

The Nominating and Corporate Governance Committee (the “Nominating Committee”) is responsible for screening potential director candidates and recommending qualified candidates to the Board for nomination. The Nominating Committee considers all relevant criteria including, age, skill, integrity, experience, education, time availability, stock exchange listing standards, and applicable federal and state laws and regulations. The Nominating Committee has a specific goal of creating and maintaining a board with the heterogeneity, skills, experience and personality that lend to open, honest and vibrant discussion, consideration and analysis of Company issues, and accordingly the Nominating Committee also considers individual qualities and attributes that will help create the desired heterogeneity.

The Nominating Committee may use various sources for identifying and evaluating nominees for directors including referrals from our current directors, management and shareholders, as well as input from third party executive search firms retained at the Company’s expense. If the Nominating Committee retains one or more search firms, such firms may be asked to identify possible nominees, interview and screen such nominees and act as a liaison between the Nominating Committee and each nominee during the screening and evaluation process. The Nominating Committee will review the resume and

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CORPORATE GOVERNANCE

qualifications of each candidate identified through any of the sources referenced above, and determine whether the candidate would add value to the Board. With respect to candidates that are determined by the Nominating Committee to be potential nominees, one or more members of the Nominating Committee will contact such candidates to determine the candidate’s general availability and interest in serving. Once it is determined that a candidate is a good prospect, the candidate will be invited to meet the full Nominating Committee which will conduct a personal interview with the candidate. During the interview, the Nominating Committee will evaluate whether the candidate meets the guidelines and criteria adopted by the Board, as well as exploring any special or unique qualifications, expertise and experience offered by the candidate and how such qualifications, expertise and/or experience may complement that of existing Board members. If the candidate is approved by the Nominating Committee, as a result of the Nominating Committee’s determination that the candidate will be able to add value to the Board and the candidate expresses his or her interest in serving on the Board, the Nominating Committee will then review its conclusions with the Board and recommend that the candidate be selected by the Board to stand for election by the shareholders or fill a vacancy or newly created position on the Board.

The three Class III directors whose terms expire at the Annual Meeting have each been recommended to the Board by the Nominating Committee, and nominated by the Board to stand for re-election. Furthermore, Mr. Watson has been recommended to the Board by the Nominating Committee, and nominated by the Board to stand for election as a new director, to fill the Class II Board seat created by the recent expansion of the Board from nine to ten individuals. Mr. Watson was recommended to the Committee for consideration by non-management members of our Board of Directors.

The Nominating Committee will consider qualified nominees recommended by shareholders who may submit recommendations to the Nominating Committee in care of our Corporate Secretary, 400 North Ashley Drive, Suite 2800, Tampa, Florida 33602. Any shareholder nominating an individual for election as a director at an annual meeting must provide written notice to the Secretary of the Company, along with the information specified below, which notice must be received at the principal business office of the Company no later than the date designated for receipt of shareholders’ proposals as set forth in the Company’s proxy statement for its annual shareholders’ meeting. If there has been no such prior public disclosure, then to be timely, a shareholder’s nomination must be delivered to or mailed and received at the principal business office of the Company not less than 60 days nor more than 90 days prior to the annual meeting of shareholders; provided, however, that in the event that less than 70 days’ notice of the date of the meeting is given to the shareholders or prior public disclosure of the date of the meeting is made, notice by the shareholder to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the annual meeting was mailed or such public disclosure was made.

To be considered by the Nominating Committee, shareholder nominations must be accompanied by: (1) the name, age, business and residence address of the nominee; (2) the principal occupation or employment of the nominee for at least the last ten years and a description of the qualifications of the nominee; (3) the number of shares of our stock that are beneficially owned by the nominee; (4) any legal proceedings involving the nominee during the previous ten years and (5) any other information relating to the nominee that is required to be disclosed in solicitations for proxies for election of directors under Regulation 14A of the Exchange Act, together with a written statement from the nominee that he or she is willing to be nominated and desires to serve, if elected. Also, the shareholder making the nomination should include: (1) his or her name and record address, together with the name and address of any other shareholder known to be supporting the nominee; and (2) the number of shares of our stock that are beneficially owned by the shareholder making the nomination and by any other supporting shareholders. Nominees for director who are recommended by our shareholders will be evaluated in the same manner as any other nominee for director.

We may require that the proposed nominee furnish us with other information as we may reasonably request to assist us in determining the eligibility of the proposed nominee to serve as a director. At any meeting of shareholders, the Chairman of the Board may disregard the purported nomination of any person not made in compliance with these procedures.

Communications with our Board

Shareholders and other parties interested in communicating with our Board of Directors may do so by writing to the Board of Directors, Sykes Enterprises, Incorporated, 400 North Ashley Drive, Suite 2800, Tampa, Florida 33602. Under the process for such communications established by the Board of Directors, the Executive Vice President and General Counsel of the Company reviews all such correspondence and regularly forwards to all members of the Board a summary of the correspondence. Directors may at any time review a log of

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CORPORATE GOVERNANCE

all correspondence received by the Company that is addressed to the Board or any member of the Board and request copies of any such correspondence. Correspondence that, in the opinion of the Executive Vice President and General Counsel, relates to concerns or complaints regarding accounting, internal accounting controls and auditing matters is summarized and the summary and a copy of the correspondence is forwarded to the Chairman of the Audit Committee. Additionally, at

the direction of the Audit Committee, the Company has established a worldwide toll free hotline administered by an independent third party through which employees may make anonymous submissions regarding questionable accounting or auditing matters. Reports of any anonymous submissions are sent to the Chairman of the Audit Committee as well as the Executive Vice President and General Counsel of the Company.

Meetings and Committees of the Board

Each director is expected to devote sufficient time, energy and attention to ensure diligent performance of his or her duties and to attend all Board, committee and shareholders’ meetings. The Board met seven times during 2017, of which four were regularly scheduled meetings and three were unscheduled meetings. The Board also acted once by unanimous written action in 2017. All directors attended at least 75% of the meetings of the Board and of the committees on which they served during the fiscal year ended December 31, 2017. All of the directors attended the 2017 Annual Meeting of Shareholders on May 24, 2017.

Committees of the Board

The Board has four standing committees to facilitate and assist the Board in the execution of its responsibilities. The Board may also establish special committees as needed to assist the Board with review and consideration of non-routine matters. The standing committees are the Audit Committee, Finance Committee, Compensation Committee and Nominating and Corporate Governance Committee. All the committees are comprised solely of non-employee, independent directors. Charters for each committee are available on the Company’s website at www.sykes.com by first clicking on “Company,” then “Investor Relations” and then on “Documents and Charters” under the heading “Corporate Governance.” The charter of each committee is also available in print to any shareholder who requests it. The table below shows the current membership and membership for the entire year 2017 for each of the standing Board committees.

Non-employee Directors	Audit Committee	Finance Committee	Nominating and Corporate Governance Committee	Compensation Committee
Paul L. Whiting		✓	✓	Chair
Lt. General Michael P. DeLong (Ret.)			Chair	✓
James S. MacLeod (Chairman of the Board)	✓
William J. Meurer	Chair		✓
Carlos E. Evans		✓		✓
Lorraine L. Lutton	✓		✓
William D. Muir, Jr.		Chair		✓
Vanessa C.L. Chang	✓	✓

Employee Director
Charles E. Sykes
No. of Meetings in 2017	9	2	4	6

Audit Committee. The Audit Committee serves as an independent and objective party to monitor the Company’s financial reporting process and internal control system. The Committee’s responsibilities, which are discussed in detail in its charter, include, among other things, the appointment, compensation, and oversight of the work of the Company’s independent auditing firm, as well as reviewing the independence, qualifications, and activities of the auditing firm. The Company’s independent auditing firm reports directly to the Committee. All proposed transactions between the Company and the Company’s officers and directors, or an entity in which a Company

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officer or director has a material interest, are reviewed by the Committee, and the approval of the Committee is required for such transactions. The Board has determined that Mr. Meurer is an “audit committee financial expert” within the meaning of the rules of the Securities and Exchange Commission. The Committee is governed by a written charter, which is reviewed on an annual basis.

Additional information about the Audit Committee is included under the heading “Audit Committee Disclosure” later in this proxy statement.

Finance Committee. The principal purpose of the Finance Committee is to assist the Board of Directors in evaluating significant investments and other financial commitments by the Company. The Committee has the authority to review and make recommendations to the Board with respect to debt and equity limits, equity issuances, repurchases of Company stock or debt, policies relating to the use of derivatives, and proposed mergers, acquisitions, divestitures or investments by the Company that require approval by the full Board. The Committee also has authority to approve capital expenditures not previously approved by the Board of Directors. The level of authority applies to capital expenditures in excess of $5 million but less than $10 million. This authority is used, and the Committee convened only, when management recommends a decision prior to the next Board meeting. The Committee is governed by a written charter, which is reviewed on an annual basis.

Nominating and Corporate Governance Committee. The purpose of the Nominating and Corporate Governance Committee is to: (a) identify individuals qualified to become members of the Board of Directors of the Company and its subsidiaries; (b) recommend to the Board of Directors director nominees for election at the annual meeting of shareholders or for election by the Board of Directors to fill open seats between annual meetings; (c) recommend to the Board of Directors committee appointments for directors; (d) develop and recommend to the Board of Directors corporate governance guidelines applicable to the Company; and (e) monitor the Company’s compliance with good corporate governance standards. The Committee is governed by a written charter, which is reviewed on an annual basis.

Compensation Committee. The Compensation Committee’s responsibilities, which are discussed in detail in its charter, include, among other things, the establishment of the base salary, incentive compensation and any other compensation for the Company’s President and Chief Executive Officer, and to review and approve the President and Chief Executive Officer’s recommendations for the compensation of certain executive officers reporting to him. This Committee also monitors the Company’s management incentive cash and equity based bonus compensation arrangements and other executive officer benefits, and evaluates and recommends the compensation policy for the directors to the full Board for consideration. The Committee also determines compensation and benefits of the Company’s non-employee directors. This Committee is also responsible for providing oversight and direction regarding the Company’s employee health and welfare benefit programs. The Committee is governed by a written charter, which is reviewed on an annual basis.

Compensation Committee Interlocks and Insider Participation

None.

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DIRECTOR COMPENSATION

DIRECTOR COMPENSATION

Although the Company does not have a formal, written compensation plan for non-employee directors, the Board of Directors, upon the recommendation of the Compensation Committee, has determined to pay non-employee directors a combination of cash and equity compensation on an annual basis (the “Annual Retainer”). The amount of the cash and equity compensation is subject to change each year. The equity compensation payable to non-employee directors is paid under the Company’s 2011 Equity Incentive Plan.

Beginning in 2015, the total value of the Annual Retainer was $155,000, payable $55,000 in cash and the remainder paid in stock, the amount of which was determined by dividing $100,000 by the closing price of the Company’s common stock on the date of the annual shareholders meeting, rounded to the nearest whole number of shares. At the Board’s regularly scheduled meeting on December 6, 2016, upon the recommendation of the Compensation Committee, the Board determined that the amount of the cash compensation payable to non-employee directors beginning on the date of the 2017 annual shareholders’ meeting would be increased by $15,000 per year to a total of $70,000. Accordingly, the annual cash and equity compensation for non-employee directors currently is $70,000 and $100,000 per member, respectively.

Currently, all new non-employee directors joining the Board receive an initial grant of shares of common stock on the date the new director is elected or appointed, the number of which is determined by dividing $60,000 by the closing price of the Company’s common stock on the trading day immediately preceding the date a new director is elected or appointed, rounded to the nearest whole number of shares. The initial grant of shares vests in 12 equal quarterly installments, one-twelfth on the date of grant and an additional one-twelfth on each successive third monthly anniversary of the date of grant. The award lapses with respect to all unvested shares in the event the non-employee director ceases to be a director of the Company, and any unvested shares are forfeited.

In addition to the Annual Retainer award, the non-employee Chairman of the Board receives an additional annual cash award of $100,000, and each non-employee director serving on a committee of the Board receives an additional annual cash award in the following amounts:

Position	Amount
Audit Committee
Chairperson	$20,000
Member	$10,000
Compensation Committee
Chairperson	$15,000
Member	$7,500
Finance Committee
Chairperson	$12,500
Member	$7,500
Nominating and Corporate Governance Committee
Chairperson	$12,500
Member	$7,500

The annual grant of shares vests in four equal quarterly installments, one-fourth on the day following the annual meeting of shareholders, and an additional one-fourth on each successive third monthly anniversary of the date of grant. The annual grant of cash, including all amounts paid to a non-employee Chairman of the Board and all amounts paid to non-employee directors serving on committees of the Board, vests in four equal quarterly installments, one-fourth on the day following the annual meeting of shareholders, and an additional one-fourth on each successive third monthly anniversary of the date of grant. The award lapses with respect to all unpaid cash and unvested shares in the event the non-employee director ceases to be a director of the Company, and any unvested shares and unpaid cash are forfeited.

The Board may pay additional cash compensation to any non-employee director for services on behalf of the Board over and above those typically expected of directors, including but not limited to service on a special committee of the Board. Directors who are executive officers of the Company receive no compensation for service as members of either the Board of Directors or any committees of the Board.

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The following table contains information regarding compensation paid to the non-employee directors during fiscal year ending December 31, 2017, including cash and shares of the Company’s common stock.

(a)	(b)	(c)	(d)	(e)	(f)	(g)		(h)
Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)		Total ($)
Vanessa C.L. Chang	83,750	100,008	—	—	—	17,552	(3)	201,310
Lt. General Michael P. DeLong (Ret.)	86,250	100,008	—	—	—	—		186,258
Carlos E. Evans	81,250	100,008	—	—	—	421		181,679
Lorraine L. Lutton	83,750	100,008	—	—	—	—		183,758
James S. MacLeod	176,250	100,008	—	—	—	7,612		283,870
William J. Meurer	93,750	100,008	—	—	—	3,574		197,332
William D. Muir, Jr.	86,250	100,008	—	—	—	51		186,309
Paul L. Whiting	96,250	100,008	—	—	—	—		196,258
(1)	Amounts shown include the cash portion of the Annual Retainers and other amounts paid in cash for services on Board committees paid to each non-employee director in 2017. The amount shown for Mr. MacLeod includes $100,000 he receives for his services as independent Chairman of the Board.
(2)	The amounts shown in column (c) represent the Annual Retainer amounts paid in shares of the Company’s common stock. The amounts are valued based on the aggregate grant date fair value of the awards in accordance with FASB ASC Topic 718 (formerly FAS 123(R)). See Notes 1 and 24 to the Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017, filed with the Securities and Exchange Commission on March 1, 2018, for a discussion of the relevant assumptions used in calculating the grant date fair value in accordance with FASB ASC Topic 718.
(3)	This amount is comprised of business-related travel expenses of $16,914 and seminar fees of $638.

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COMPENSATION DISCUSSION AND ANALYSIS

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis (this “CD&A”) is intended to assist our shareholders in understanding our compensation philosophy, strategy, program design, policies, and practices, with a focus on our 2017 compensation decisions and results for our Named Executive Officers (NEOs). For 2017, our NEOs were as follows:

Name	Title
Charles E. Sykes	President and Chief Executive Officer (“CEO”)
John Chapman	Executive Vice President and Chief Financial Officer
Lawrence R. Zingale	Executive Vice President and General Manager
James T. Holder	Executive Vice President, General Counsel and Corporate Secretary
David L. Pearson	Executive Vice President and Chief Information Officer
Andrew J. Blanchard	Former Executive Vice President and General Manager

Executive Summary

Sykes is a complex global business serving sophisticated and demanding clients. Our business and financial strategies require careful expense management while providing superior customer service and value. This requires experienced executive leadership with sound business judgment, a passion for service excellence, and the ability to understand and implement the Company’s strategic growth plan, including leveraging our proprietary technology and effectively managing our global customer response team.

Our compensation philosophy and strategy has been, and continues to be, focused on the following principles and objectives:

•	Provide market competitive total compensation opportunities;

•	Emphasize variable incentives (short-term and long-term) over fixed compensation (base salary);

•	Establish performance measures and goals that will align pay with performance;

•	Encourage long-term stock ownership to create strong alignment between management and our shareholders;

•	Adopt appropriate governance practices, processes and policies; and

•	Maintain a simple and straight forward program that is easy to understand and communicate.

2017 Compensation Actions

Heading into 2017, the Compensation Committee (the “Committee”) was satisfied with the overall existing design of the executive compensation program and believed that the structure was accomplishing the objectives outlined above. Accordingly, only minimal changes were made for 2017, as summarized below:

•	Mr. Sykes, Mr. Holder and Mr. Pearson received salary increases to bring them to a level more in line with external market pay data;

•	No changes to short-term or long-term incentive opportunities; and

•	No changes to the short-term incentive plan design.

•	No changes to the long-term incentive plan design, which remained a mix of Performance Shares (50%), Stock Appreciation Rights (SARs) (30%), and Restricted Stock (20%); with Performance Shares tied to 3-year Revenue and Plan Adjusted Operating Income goals (subsequently changed to “Adjusted Operating Income” for three year plans beginning in and after 2018 as discussed below).

In the second and third quarters of 2017, management determined there were actions that should be taken to rationalize capacity in the U.S. market. The decision to act on these initiatives resulted in the Company taking impairment charges approximating a total of $5 million over those two quarters. These actions, while determined by the Board to be in the best interest of the Company, would have resulted in 2017 Plan Adjusted Operating Income results falling below the threshold levels set by the Committee earlier in the year to qualify for the earning of any short-term incentive compensation by management. Although the Committee believes that mid-year adjustments to the calculation of eligibility and/or amount of any short-term incentive compensation should occur only in extraordinary circumstances, the Committee does believe that in such circumstances, adjustments may need

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COMPENSATION DISCUSSION AND ANALYSIS

to be made to ensure that rewards are aligned with the right business decisions and are not influenced by potential short-term gain or impact on bonuses. Accordingly, in October 2017, the Committee re-evaluated those goals to determine if any changes to the calculation of short-term incentive compensation financial targets would be appropriate in light of the unanticipated actions to be taken by the Company. The Committee determined that it would not alter the 2017 short-term financial targets themselves, but would move from using “Plan Adjusted Operating Income” to “Adjusted Operating Income” as the method for determining if the financial targets are met. A comparison of the components of “Plan Adjusted Operating Income” and “Adjusted Operating Income” and a full discussion of the reasoning for the change is set forth under the heading “Performance-Based Annual Cash Incentive Compensation” below.

2017 Company Performance Results

The Company achieved solid performance results in 2017, as evidenced by the following performance highlights on key measures used in our short-term and long-term incentive plans:

•	Revenue increased 8.9% year over year, on a constant currency basis[1], which is a component of our long-term incentive plans;

•	Plan Adjusted Operating Income was $112.4 million, which is a component of our long-term incentive plans beginning before 2018;

•	Adjusted Operating Income was $117.8 million, which is a component of our short-term incentive plan for 2017;

•	Major Market Client Revenue goals were achieved at 86.9% of target;

•	EMEA Adjusted Operating Income goals were achieved at 104.4% of target;

•	Financial and Health Care Products (“FHP”) Revenue goals were achieved at 101.6% of target;

•	3 Year Cumulative Revenue for 2015 – 2017 was $4.332 billion, which was 106.15% of target; and

•	3 Year Cumulative Plan Adjusted Operating Income for 2015 – 2017 was $340.2 million, which was 108.32% of target.

2017 Executive Compensation Results

These strong financial results yielded the following strong executive compensation results for 2017:

•	Short-term incentives for 2017 were earned at 71% of target for each NEO, except for Mr. Zingale who earned 64.1% of target; and

•	Performance shares for the 2015 – 2017 period were earned at 87.98% of target

The Committee believes that these pay results are aligned with the Company’s performance results, and are indicative of the intended linkage between pay and performance. Additionally, the SARs and Restricted Stock awards, in conjunction with our executive stock ownership guidelines, create further alignment between executive compensation and long-term shareholder value creation.

2018 Executive Compensation Actions

In considering changes for 2018, the Compensation Committee focused on the following observations:

•	Strong shareholder support for the existing executive compensation structure, as expressed by the 2017 Say on Pay vote results where approximately 97.9% of the votes cast at our 2017 Annual Meeting were voted FOR our program;

•	Strong pay and performance alignment achieved with respect to 2017 and the 3-year period covering 2015 – 2017;

•	Strong executive support of the existing executive compensation structure and plan designs; and

•	Strong alignment with market practices and trends, based on information and analysis provided to the Committee by its independent consultant.

Accordingly, no changes were made to the executive compensation program for 2018, other than the move to using Adjusted Operating Income instead of Plan Adjusted Operating Income as the financial measure for both short and long term incentive compensation beginning for plans in or after 2018.

[1]	See the Company’s Current Report on Form 8-K/A filed with the SEC on February 28, 2018, for a reconciliation of the Non-GAAP (generally accepted accounting principles) financial measures to their most directly comparable GAAP financial measures.

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COMPENSATION DISCUSSION AND ANALYSIS

Compensation Philosophy and Objectives

The Committee believes that the most effective executive compensation program is one that is designed to enhance shareholder value by attracting and retaining the talent and experience best suited to manage, guide and build our business. This requires fair and competitive base salaries and benefits designed to attract qualified executives, as well as carefully designed incentive compensation programs to link the interests of the executives to the long-term interests of our shareholders.

In evaluating and determining the complete compensation packages for the Company’s executive officers generally, and the NEOs specifically, the Committee reviews relevant market data provided by its outside independent compensation consultant, which includes an evaluation of the executive compensation packages paid to similarly situated executives of similarly situated companies. Although the market pay data is only one of many factors considered when making executive compensation determinations, the Committee generally seeks to position pay opportunities within a range of 80% to 120% of the 50th percentile pay level of similarly situated executives.

However, variations from this objective may occur as dictated by the experience level of the individual executive.

A significant percentage of the target total compensation to our NEOs and other executive officers consists of performance-based incentives which align the interests of our executives with those of our shareholders. Although there is no pre-established policy for the allocation between either cash and non-cash or short-term and long-term performance-based incentive compensation, in 2017 the Committee continued the basic structure utilized in recent years, which determined performance-based incentives as a percentage of base salary, which percentage was validated against current market pay data. A significant percentage of the target total direct compensation to our executive officers is in the form of non-cash, long-term equity incentive awards. A chart showing the relative percentages between base salary and target short-term and long-term incentive compensation of the NEOs for 2017 is included below in the section of this CD&A entitled “Elements of Compensation.”

Roles and Responsibilities in Determining Executive Compensation

The Role of the Compensation Committee. The Committee has been charged with the responsibility for establishing, implementing and continually monitoring adherence with the Company’s compensation philosophy. The Committee’s goal is to ensure that the form and amount of compensation and benefits paid to our executive team, specifically including the NEOs, is fair, reasonable and sufficiently competitive to attract and retain high quality executives who can lead the Company to achieve the goals that the Board believes will maximize shareholder value. For executives other than the CEO, executive compensation matters are first considered by the Committee, which then makes recommendations to the Board. As it relates to the compensation of the Company’s CEO, the Committee meets first with the CEO to obtain information regarding performance, objectives and expectations, discusses the matter with the Board and then makes a final compensation determination. The CEO is not present during voting or any deliberations regarding his compensation.

The Role of the Chief Executive Officer. The Committee meets periodically with the CEO to discuss and review executive compensation. The CEO provides the Committee with the appropriate business context for executive compensation decisions as well as specific recommendations for each of the executives, including the NEOs. Additionally, the Chairman of the Committee meets periodically with the CEO to discuss the Committee’s views on the CEO’s compensation and proposals for adjustments to be considered by the Committee.

The Role of Senior Management. The Committee periodically meets with representatives of our Human Resources, Finance, and Legal departments. These individuals provide the Committee with requested data, information, and advice regarding our executive compensation program, specifically with regard to incentive plan designs, performance measures and goals, and disclosure. These representatives are not involved in conversations regarding their own compensation.

The Role of Outside Independent Consultants. In accordance with the Committee’s charter, the Committee has the authority to retain any outside counsel, consultants or other advisors to the extent deemed necessary and appropriate, including the sole authority to approve the terms of engagement and fees related to services provided. Since 2010, the Committee has utilized Pearl Meyer (“Pearl Meyer”) as its independent executive compensation consultant.

During 2017, at the Committee’s request, Pearl Meyer provided the following services:

•	Attended all regularly scheduled Committee meetings. When appropriate, the Committee has discussions with its consultant without management present to ensure candor and impartiality;

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COMPENSATION DISCUSSION AND ANALYSIS

•	Provided research, market data, survey information and design expertise to assist the Company in evaluating executive and director compensation programs;

•	Advised the Committee on all principal aspects of executive and director compensation, including the competitiveness of program design and award values; and

•	Provided specific analyses with respect to the compensation of the Company’s executive officers.

Pearl Meyer is directly engaged by, and its activities are dictated by, the Committee. Pearl Meyer and its affiliates provide services only to the Committee and are prohibited from providing services or products of any kind to the Company.

In 2017, the Committee assessed the independence of Pearl Meyer and considered whether its work raised any conflicts of interest, taking into consideration the independence factors set forth in the Nasdaq listing rules. Based on that assessment, the Committee determined that Pearl Meyer was independent and that its work did not raise any conflicts of interest.

The Role of Peer Group Data. In making its compensation decisions for 2017, the Committee compared the Company’s pay and performance levels against a peer group of twelve publicly traded companies which the Committee believes compete with the Company in the customer contact management industry for executive talent (the “Compensation Peer Group”). Pearl Meyer and the Committee annually review the composition of the Compensation Peer Group to determine whether there are new companies which should be added, or existing companies which should be deleted. For its analysis in 2017, the Committee made no changes to the 2016 Compensation Peer Group.

The companies included in the Compensation Peer Group and used as the basis for comparison and analysis by the Committee with respect to 2017 compensation decisions were:

•	Genpact Limited
•	Kforce Inc.
•	Convergys Corporation
•	FTI Consulting, Inc.
•	West Corporation
•	TeleTech Holdings, Inc.
•	Acxiom Corporation
•	Syntel, Inc.
•	ExlService Holdings, Inc.
•	On Assignment
•	Maximus, Inc.
•	CSG Systems International Inc.

In addition to proxy-reported data from the above peer group companies, Pearl Meyer gathers survey-reported pay data from various reputable compensation surveys containing relevant pay data for comparable roles in comparable organizations. Neither Pearl Meyer nor the Committee are aware of the specific companies reporting pay data within the various surveys used, but the data is selected based on industry and revenue size comparability to the Company.

As in prior years, the competitive market analysis and data are one of many factors considered by the Committee and the Board in making its final pay determinations. Other important factors include the current and expected performance of the Company, the current and expected performance of the executive and ensuring that our executive compensation program is internally consistent and equitable.

Executive Compensation Analysis

As in prior years, the Committee requested, reviewed, and discussed an independent analysis of the Company’s executive compensation program provided by Pearl Meyer. The analysis included a review of compensation competitiveness, pay and performance alignment, our Long-Term Incentive Plan (“LTIP”) design, and an overall risk assessment of the executive compensation program. The following were the significant findings from this analysis:

•	Base salaries were generally positioned slightly below the 50th percentile;

•	Target total cash compensation (salary plus target short-term incentive opportunity) was slightly below the 50th percentile;
•	Long-term incentive grant values were positioned between the 50th and 75th percentiles and the aggregate equity grant rate (as a percent of shares outstanding) was at the 50th percentile;

•	Total direct compensation (target total cash compensation plus long-term incentive grant value) was positioned slightly below the 50th percentile;

•	Company performance (across a variety of financial and operating metrics) on a 1-year and 3-year basis was generally positioned at the 50th percentile; and

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COMPENSATION DISCUSSION AND ANALYSIS

•	The overall program strikes a balance between risks and rewards, and is not believed to encourage executives to take undue risks that could materially harm the Company.

The above analysis reflects our executive team in the aggregate. As expected, there is variation by executive (with regard to pay competitiveness) and by performance measure (with regard to relative performance). This analysis was completed in August 2016 and was one of many inputs into the Committee’s decisions with regard to our 2017 executive compensation program.

Results of Our Shareholder Advisory Votes to Approve Compensation of Our NEOs. At our 2017 and 2016 Annual Meetings of Shareholders, our shareholders had the opportunity to cast advisory votes to approve the compensation of our named executive officers as disclosed in our 2017 and 2016 proxy statements. Approximately 97.9% of the votes cast on this proposal in 2017, and 98.6% of the votes cased on this proposal in

2016, voted to approve, on an advisory basis, the compensation of our named executive officers in 2017 and 2016, respectively. The Committee believes that the results of these votes indicate that our shareholders generally support our executive compensation program. The Committee considered that support when making executive compensation decisions for fiscal 2017. As a result, the Committee recommended that the executive compensation structure for 2017 remain substantially the same, utilizing a combination of base salary, short-term incentive and long-term incentive compensation, with total compensation being weighted heavily toward equity-based compensation. The long-term equity incentive compensation program designs for performance cycles beginning in 2015, 2016 and 2017 are shown below in the tables under the heading “Performance-Based, Long-Term Equity Incentive Compensation” in this CD&A. The Committee will continue to monitor and consider the outcome of shareholder advisory votes when making future decisions regarding our executive compensation program.

Elements of Compensation

The compensation program for our executives includes several direct compensation components. Those components are base salary, annual cash incentive awards and equity-based incentive awards, which are granted in the form of time-based restricted stock (or restricted stock units), performance – based restricted stock (or restricted stock units), and time-based SARs.

The relative percentages between base salary, annual cash incentive targets and long-term, equity-based incentive targets as compared to total target compensation for the NEOs for 2017 were as follows:

Name	Total Direct Compensation	Base Salary	Annual Cash Incentive	Long-Term Equity Incentive
Charles E. Sykes	100%	16%	18%	66%
John Chapman	100%	27%	19%	54%
Lawrence R. Zingale	100%	27%	19%	54%
James T. Holder	100%	40%	20%	40%
David L. Pearson	100%	40%	20%	40%
Andrew J. Blanchard	100%	27%	19%	54%

Our executives are also permitted to participate in our 401(k) plan which is available to all employees, as well as our non-qualified executive deferred compensation plan. The purpose of the deferred compensation plan is to provide our executives with the ability to take advantage of tax deferred savings which may not be fully available to them under our 401(k) plan.

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COMPENSATION DISCUSSION AND ANALYSIS

The key elements of our 2017 executive compensation program were as follows:

Type of Compensation	Element of Compensation	Description	Rationale
Base Salary		• Fixed amount of annual cash compensation	• Attracts and retains talented, experienced executives
Short-Term Incentive Awards	Annual Performance-Based Cash Incentive Award

•  Variable cash amount based on achievement of Company (and sometimes individual) performance goals

•  Award value generally based on a percentage of the executive’s base salary and achievement of Adjusted Operating Income performance targets

•  Threshold performance (80% of target performance measures) paid out at 50% of target, maximum performance (120% of target performance measures) paid out at 150% of target

•  Motivates executives to achieve and exceed annual goals

•  Attracts talent by offering a compensation opportunity that awards performance

•  Maximizes short-term profitability and drives shareholder value

Long-Term Incentive Awards	Stock Appreciation Rights

•  Entitles recipient to receive, at the time of exercise, shares with a market value equal to the difference between the exercise price of the SARs (the closing price of the underlying shares on the grant date) and the market price of the underlying shares on the date of exercise

•  Vest ratably over a three-year period

• Value tied to the appreciation of the value of our Common Stock • Balances short-term and long-term decision making
	Time-Based Restricted Stock (or Stock Unit) Awards	• Share-based element of incentive compensation. • Vest ratably over a three-year period	• Time-based vesting blends a short-term award with long-term incentive • Rewards longevity
Performance-Based Restricted Stock (or Stock Unit) Awards

•  Variable amount of shares paid out to the executive at the end of a three-year performance period

•  Award value based on a percentage of the executive’s base salary in the year of grant and achievement of revenue and Plan Adjusted Operating Income performance targets

•  1/3 of the amount of shares paid out are tied to gross revenue, 2/3 of the shares paid out are tied to Plan Adjusted Operating Income

•  Threshold performance (95% of target performance measures) paid out at 50% of the target pay out, maximum performance (110% of target performance measures) paid out at 200% of target payout

• Rewards achievement of long-term performance goals • Balances short-term and long-term decision making • Maximizes long-term profitability and drives shareholder value

Base Salary

Base salary is designed to provide each of our NEOs with a fixed amount of annual compensation that is competitive with the marketplace. Base salaries for the NEOs are determined for each executive based on his or her position and responsibility, and are further informed by using market data provided to the Committee by Pearl Meyer. During its review of base salaries for executives, the Committee primarily considers:

•	the market data provided by Pearl Meyer;
•	internal review of the executive’s compensation, both individually and relative to other officers; and

•	individual performance of the executive.

Salary levels are typically considered annually as part of the Company’s performance review process as well as upon a promotion or other change in job responsibility. Merit-based increases to the base salaries of our executive leadership team, other than the President and CEO, are based on the Committee’s assessment of the individual’s

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performance, with input from the President and CEO. Merit increases for the President and CEO are determined by the Committee based upon the Committee’s assessment of performance, with input from the Board, and after consultation with Pearl Meyer. The Committee determined that the CEO’s base salary would be increased in 2017, and the Committee recommended to the full Board, which approved base salary increases for the remaining NEOs, all as set forth in the table below:

Named Executive Officer	Effective Date 2017	Base Salary Before Increase	Base Salary After Increase	Percentage Increase
Charles E. Sykes	01/01	$722,400	$740,500	2.5%
James T. Holder	05/26	$361,259	$370,290	2.5%
David L. Pearson	05/26	$331,257	$339,538	2.5%

Performance-Based Annual Cash Incentive Compensation

The annual cash incentive component of the total direct compensation paid to our executive leadership team is designed to:

•	Reward achievement of pre-determined annual corporate (and sometimes individual) performance goals;

•	Reward current performance by basing payment on the achievement of quantifiable performance measures that reflect contributions to the success of our business; and

•	Encourage actions by the executives that contribute directly to our operating and financial results.

In fiscal year 2017, the annual cash incentive opportunity for the President and CEO and all other executive officers was determined based solely upon the achievement of pre-determined corporate financial goals.

At the beginning of the year, the Committee set minimum, target and maximum levels for the portion of the cash incentive component of total direct compensation that is determined by reference to corporate financial performance. Threshold performance represents the minimum performance that still warrants incentive recognition for that particular goal, and maximum performance represents the highest level likely to be attained. The Committee’s policy is that no annual performance-based cash incentive compensation determined by reference to corporate financial performance is paid to any executive of the Company if our financial results do not exceed the threshold determined for that year.

At the beginning of each year, the Committee also sets the award percentage tied to salary for the President and CEO and recommends an award percentage for each of the other members of the executive leadership team that they will receive if the performance goals are met. The Committee’s goal in setting the target award levels is to create a compensation program such that the potential incentive awards, when combined with each officer’s base salary, will provide a fully competitive total cash compensation opportunity, with the portion of compensation “at risk” (i.e., the target award level) being reflective of the level of that officer’s accountability for contributing to the Company’s bottom line financial results, and the degree of influence that officer has over results. In setting these percentages, the Committee considers these factors as well as data from the market assessment provided by Pearl Meyer.

For 2017, the Committee met with management and reviewed the Company’s operating plan for 2017 to establish the target financial goals of the Company on which the annual performance-based cash incentive compensation awards would be based. Except for Messrs. Zingale and Blanchard, the performance measure selected for the 2017 short-term incentive plan was “Plan Adjusted Operating Income,” which was the measure utilized in prior years. In the second and third quarters of 2017, management determined that there were unusual actions that should be taken to rationalize capacity in the U.S. market. The decision to act on these initiatives resulted in the Company taking impairment charges approximating a total of $5 million over those two quarters. These actions, while determined by the Board to be in the best interest of the Company, would have resulted in 2017 Plan Adjusted Operating Income falling below the threshold levels, set by the Committee earlier in the year to qualify for the earning by management of any short-term incentive compensation. Although the Committee believes that mid-year adjustments to the calculation of eligibility and/or amount of any short-term incentive compensation should occur only in extraordinary circumstances, the Committee does believe that in such circumstances, adjustments may need to be made to ensure that rewards are aligned with the right business decisions and are not influenced by potential short-term gain or impact on bonuses. Accordingly, in October 2017, the Committee re-evaluated the previously established short term incentive compensation goals in light of the business changes approved by the Board during the second and third quarters of 2017. The Committee, with the assistance of Pearl Meyer, determined that it would not alter the 2017 short-term financial targets themselves, but would adjust the items included and excluded from the calculation of those targets to align the short-term incentive compensation calculation to the Company’s non-GAAP reporting of financial results. The Committee recommended to the Board, and the Board agreed to use “Adjusted Operating Income” instead of “Plan Adjusted Operating Income” as the method for determining if the 2017 short-term financial targets are met.

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COMPENSATION DISCUSSION AND ANALYSIS

Adjusted Operating Income is the Non-GAAP measure utilized by the Company in reporting operational results, which is then tracked to the financial results on a GAAP basis. The Committee determined that an alignment of the calculation of short-term incentive compensation with the public reporting of operational results provides greater shareholder transparency into the determination of management incentive compensation, and also better aligns such incentive compensation with business decisions that are in the best interest of the Company. The change also brought achievement of the short-term incentive threshold financial targets within reach for management in 2017, encouraging the implementation of the capacity rationalization goals of the Company. A comparison of “Plan Adjusted Operating Income” and “Adjusted Operating Income” is set forth in the chart below.

Plan Adjusted Operating Income = GAAP Operating Income less :	Adjusted Operating Income = GAAP Operating Income Adjusted for :
• depreciation and amortization related to write ups in connection with acquisitions;	• depreciation and amortization related to write ups in connection with acquisitions;
• costs to obtain synergies in connection with acquisitions;	• costs to obtain synergies in connection with acquisitions;
• transaction costs associated with entity acquisitions and dispositions;	• transaction and integration costs associated with an acquisition; and
• restructuring and impairment charges related to the acquisitions and dispositions referenced in above; and

•   restructuring costs, costs associated with exit or disposal activities, net gain or loss on sale of facilities, impairment charges and the release of cumulative translation adjustment (CTA) due to liquidation of a legal entity.

• any effects (positive or negative) from foreign currency exchange rate fluctuations.

After consideration of the two options set forth above, the Committee believes that Adjusted Operating Income, as defined, is generally an effective and appropriate measure of the Company’s operating performance on an annual basis to use in its evaluation of executive incentive compensation, especially as it completely aligns the calculation of incentive compensation to the reporting of financial results. The short-term incentive performance target for 2017, after the change, was Adjusted Operating Income of $133.3 million. The Company’s actual Adjusted Operating Income for 2017 was $117.8 million. This performance result yielded a short- term incentive payout equal to 71% of the targeted payout for each participant.

Based on discussions with management and Pearl Meyer, the Committee determined that the unique responsibilities of Mr. Zingale over EMEA operations, US brick and mortar call center service delivery (“US B&M”) and communications, technology and international (“CTI”) major market client accounts, warranted that components of his short-term incentive compensation be based upon pre-determined EMEA and US Adjusted Operating Income goals as well as major market client accounts revenue. Accordingly, the Committee recommended, and the Board approved short-term cash incentive goals for Mr. Zingale of which 40% were based upon Plan Adjusted Operating Income targets, 20% of which were based upon EMEA Adjusted Operating Income targets, 20% which were based upon US B&M Adjusted Operating Income and 20% of which were based upon CTI major market client revenue targets. The 40% of Mr. Zingale’s short-term incentive compensation based upon Plan Adjusted Operating Income targets was earned at 88.4% of the goal resulting in a payout of 71.0% of target (as was the case for all the other NEOs). The 20% of Mr. Zingale’s short-term incentive compensation based upon EMEA Adjusted Operating Income was earned at 104.4% of the goal resulting in a payout of 111.0% of target. The 20% of Mr. Zingale’s short-term incentive compensation based upon US B&M Adjusted Operating Income was earned at 44.4% of the goal resulting in no payout. Finally, the 20% of Mr. Zingale’s short-term incentive compensation based upon CTI major market client revenue goals was earned at 86.9% of the goal resulting in a payout of 67.25% of target.

Similarly, based on discussions with management and Pearl Meyer, the Committee determined that the unique responsibilities of Mr. Blanchard for the financial, healthcare and products verticals (FHP), warranted that components of his short-term incentive compensation be based upon pre-determined FHP revenue and U.S. Adjusted Operating Income goals. Accordingly, the Committee recommended, and the Board approved short-term cash incentive goals for Mr. Blanchard of which 40% were based upon Plan Adjusted Operating Income targets, 40% of which were based upon FHP US service delivery

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Adjusted Operating Income goals and 20% FHP revenue targets. These three financial targets were achieved at 88.4%, 67.1% and 101.6% respectively, but since Mr.

Blanchard was not employed by the Company at year end, no amounts were paid to him related to goal achievement.

The Company’s 2017 annual incentive plan compensation is summarized in the table below:

Named Executive Officer	Salary		Threshold Award Percentage(1)	Target Award Percentage(1)	Maximum Award Percentage(1)	Target Annual Incentive Award	2017 Annual Cash Incentive Award	2017 Award Percentage(1)
Charles E. Sykes	$732,845		55%	110%	165%	$806,129	$572,352	78%
John Chapman	$426,005		35%	70%	105%	$298,203	$211,724	50%
Lawrence R. Zingale	$464,006		35%	70%	105%	$324,804	$208,037	45%
James T. Holder	$366,462		25%	50%	75%	$ 183,231	$130,094	35%
David L. Pearson	$336,037		25%	50%	75%	$ 168,018	$119,293	35%
Andrew J. Blanchard	$292,707	(2)	35%	70%	105%	$288,328	—(2)	N/A(2)

(1)	As a percentage of the respective NEO’s salary.
(2)	Mr. Blanchard resigned from the Company on August 8, 2017. His salary in 2017 through the date of his departure was $292,707. Mr. Blanchard was not eligible for a cash incentive bonus as he was not employed at year end. Mr. Blanchard received $422,194 in separation pay, $30,011 in COBRA reimbursement, $15,675 in relocation expense allowance and $438,729 as additional separation pay tied to potential bonuses which were contractually committed. The two separation pay amounts are payable in 26 bi-weekly installments following his departure.

Discretionary Bonuses

The Committee believes that discretionary bonuses should be a rare occurrence because such bonuses do not support our philosophy of aligning the long-term interests of our executive officers with those of our shareholders. Consistent with its usual practices, the Committee did not award any discretionary bonuses to any of the NEOs for 2017 performance.

Performance-Based, Long-Term Equity Incentive Compensation

The performance-based, long-term equity incentive compensation component of total direct compensation for our executive officers is designed to encourage them to focus on long-term Company performance and provides an opportunity for executive officers and certain designated key employees to increase their ownership stake in the Company. The Committee utilizes a combination of time-based restricted stock (or restricted stock units for executives and key employees in foreign countries who would incur unfavorable tax consequences due to local tax laws if they were to receive restricted stock), performance-based restricted stock (or restricted stock units) and time-based SARs. The Committee believes these components of performance-based, long-term equity incentive compensation directly align the interests of its shareholders by requiring achievement of both long-term operating results that are the drivers of long-term value creation and actual increases in the Company’s stock price. For 2017, the grant mix for the NEOs was as follows:

The performance-based restricted stock award is earned based on cumulative performance over a 3-year performance period. The time-based restricted stock award and SARs vest ratably over a 3-year period (i.e., 1/3 of the award vests at the end of the first year of the period, 1/3 vests at the end of the second year of the period and 1/3 vests at the end of the third year of the period).

The Committee’s goal in setting target long-term equity incentive award levels is to create a complete compensation program, such that the potential annual cash and long-term equity incentive awards, when combined with each officer’s base salary, will provide a fully competitive total compensation opportunity, with a significant portion of “at risk” compensation. In setting award percentages (which are tied to salary), the Committee considers the level of each executive officer’s accountability for contributing to bottom line financial results, and the degree of influence that the executive officer has over results, as well as data from the market assessment provided by Pearl Meyer.

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COMPENSATION DISCUSSION AND ANALYSIS

With respect to the performance-based restricted stock, the Committee meets with management each year to review the proposed operating plan for the upcoming year, and in conjunction with the Board’s approval of its operating plan, together with growth goals for the succeeding two years, sets the financial targets for the next three-year performance cycle. The Committee first utilized this method for determining long-term incentive compensation on a three-year performance cycle for the performance cycle beginning January 1, 2005 and has continued utilizing this method for the three-year performance cycles since, including the performance cycle beginning in 2017. For the three year measurement periods beginning in 2015 and 2016, the Committee used “Plan Adjusted Operating Income” to determine the level of attainment of the financial goals. In October, 2017, when the Committee re-evaluated the calculation methodology of short-term incentive compensation, the Committee also determined that alignment of the calculation of long-term equity incentive compensation with the Company’s Non-GAAP financial reporting methodology was also appropriate. Accordingly, in the third quarter of 2017, the Committee recommended, and the Board approved changing the methodology of calculating the attainment of the 2017 – 2019 long-term incentive performance cycle from “Plan Adjusted Operating Income” to “Adjusted Operating Income.” The measure used in the three-year performance cycles beginning in 2015 and 2016 were not changed, as the Committee determined that the Company was too far into each of those performance cycles and that, as opposed to short-term incentive compensation, a change was not warranted by the capacity rationalization business developments in 2017.

The performance-based restricted stock awards are paid out at 50% of target payout for attaining 95% of the target performance measure (the threshold performance goal) and at 200% of the target payout for attaining 110% of the target performance measure (the maximum performance goal), with straight-line interpolation between threshold and target and between target and maximum. Below is a discussion of the specific design elements of each performance-based restricted stock grant that was either awarded in or has a payout potential in the years covered by this proxy statement. The amount each NEO received as performance-based long-term equity incentive compensation for each of the three-year measurement periods beginning in 2015, 2016 and 2017 is reported in the “Stock Awards” column of the Summary Compensation table on page 33 of this proxy statement.

2017 - 2019 Performance Cycle

In 2017, the Committee set the 2017 – 2019 performance cycle LTIP awards as a percentage of the base salary of each NEO as follows:

Named Executive Officer	Performance Stock Award Percentage Target	Restricted Stock Award Percentage	SAR Award Percentage
Charles E. Sykes	200%	80%	120%
John Chapman	100%	40%	60%
Lawrence R. Zingale	100%	40%	60%
James T. Holder	50%	20%	30%
David L. Pearson	50%	20%	30%
Andrew J. Blanchard	100%	40%	60%

The SARs were granted in fiscal 2017, and will have value based on the value of the shares of the Company’s common stock over the three-year vesting period for the SARs.

The three-year, cumulative performance measures that will be used by the Committee for calculating award values for performance stock awards granted for the 2017 – 2019 performance period are:

Performance Measure	Weighting	Threshold Performance	Target Performance	Maximum Performance
Plan Adjusted Operating Income	2/3	$399,300,000	$420,300,000	$462,300,000
Revenue	1/3	$4,706,600,000	$4,954,300,000	$5,449,700,000

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The 2017 – 2019 performance cycle LTIP target award values for the performance stock awards, and the number of shares underlying SARs are as follows:

Named Executive Officer	Performance Stock Value at Target	Number of Shares of Performance Stock Awarded at Target	Restricted Stock Value(1)	Number of Shares of Restricted Stock Awarded	Number of Shares Underlying SARs(2)
Charles E. Sykes	$1,444,800	52,461	$577,920	20,984	142,813
John Chapman	$426,120	15,472	$170,448	6,189	42,120
Lawrence R. Zingale	$464,216	16,856	$185,686	6,742	45,886
James T. Holder	$180,630	6,558	$72,252	2,623	17,854
David L. Pearson	$165,629	6,014	$66,251	2,405	16,371
Andrew J. Blanchard	$411 ,897	14,956	$164,759	5,982	40,714

(1)	The value of the restricted stock award is calculated by multiplying the market price of the Company’s common stock on the grant date by the number of shares awarded to the NEO. The grant date value of the restricted stock granted to our NEOs is included in the amount set forth under “Stock Awards” on the “Summary Compensation Table” later in this proxy statement. The restricted stock award vests ratably over a three-year period, with 1/3 of the award vesting after fiscal 2017, 1/3 of the award vesting after fiscal 2018 and 1/3 of the award vesting after fiscal 2019.
(2)	The SARs vest ratably over a three-year period, with 1/3 of the award vesting after fiscal 2017, 1/3 of the award vesting after fiscal 2018, and 1/3 of the award vesting after fiscal 2019. Upon exercise, the NEO is entitled to a payout equal to the value of the SARs in shares of the Company’s common stock. The SARs were granted on April 21, 2017 with an exercise price of $29.36. The actual grant date value of the SARs granted to our NEOs is set forth under “Option Awards” on the ”Summary Compensation Table” later in this proxy statement. The actual number of shares underlying the SARs cannot be determined until such time as the SARs vest and are exercised and the spread between the fair value on the date of exercise and the base price is known.

2016 - 2018 Performance Cycle

In 2016, the Committee set the 2016 – 2018 performance cycle LTIP awards as a percentage of the base salary of each NEO as follows:

Named Executive Officer	Performance Stock Award Percentage Target	Restricted Stock Award Percentage	SAR Award Percentage
Charles E. Sykes	200%	80%	120%
John Chapman	75%	30%	45%
Lawrence R. Zingale	100%	40%	60%
James T. Holder	50%	20%	30%
David L. Pearson	50%	20%	30%
Andrew J. Blanchard	100%	40%	60%

The SARs were granted in fiscal 2016, and will have value based on the value of the shares of the Company’s common stock over the three-year vesting period for the SARs.

The three-year, cumulative performance measures that will be used by the Committee for calculating award values for performance stock awards granted for the 2016 – 2018 performance period are:

Performance Measure	Weighting	Threshold Performance	Target Performance	Maximum Performance
Plan Adjusted Operating Income	2/3	$377,200,000	$397,100,000	$436,800,000
Revenue	1/3	$4,420,200,000	$4,652,800,000	$5,118,100,000

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COMPENSATION DISCUSSION AND ANALYSIS

The 2016 – 2018 performance cycle LTIP target award values for the performance stock awards, and the number of shares underlying SARs are as follows:

Named Executive Officer	Performance Stock Value at Target	Number of Shares of Performance Stock Awarded at Target	Restricted Stock Value(1)	Number of Shares of Restricted Stock Awarded	Number of Shares Underlying SARs(2)
Charles E. Sykes	$1,400,000	46,174	$560,000	18,469	109,375
John Chapman	$301,500	9,944	$120,600	3,977	23,554
Lawrence R. Zingale	$424,360	13,996	$169,744	5,598	33,153
James T. Holder	$175,029	5,773	$70,011	2,309	13,674
David L. Pearson	$160,514	5,294	$64,187	2,117	12,538
Andrew J. Blanchard	$399,125	13,164	$159,650	5,265	31,181

(1)	The value of the restricted stock award is calculated by multiplying the market price of the Company’s common stock on the grant date by the number of shares awarded to the NEO. The grant date value of the restricted stock granted to our NEOs is included in the amount set forth under “Stock Awards” on the ”Summary Compensation Table” later in this proxy statement. The restricted stock award vests ratably over a three-year period, with 1/3 of the award vesting after fiscal 2016, 1/3 of the award vesting after fiscal 2017 and 1/3 of the award vesting after fiscal 2018.
(2)	The SARs vest ratably over a three-year period, with 1/3 of the award vesting after fiscal 2016, 1/3 of the award vesting after fiscal 2017, and 1/3 of the award vesting after fiscal 2018. Upon exercise, the NEO is entitled to a payout equal to the value of the SARs in shares of the Company’s common stock. The SARs were granted on April 04, 2016 with an exercise price of $30.32. The actual grant date value of the SARs granted to our NEOs is set forth under “Option Awards” on the “Summary Compensation Table” later in this proxy statement. The actual number of shares underlying the SARs cannot be determined until such time as the SARs vest and are exercised and the spread between the fair value on the date of exercise and the base price is known.

2015 - 2017 Performance Cycle

The Committee set the 2015 – 2017 performance cycle LTIP awards as a percentage of the base salary of each NEO as follows:

Named Executive Officer	Performance Stock Award Percentage Target	Restricted Stock Award Percentage	SAR Award Percentage
Charles E. Sykes	200%	80%	120%
John Chapman	75%	30%	45%
Lawrence R. Zingale	100%	40%	60%
James T. Holder	50%	20%	30%
David L. Pearson	50%	20%	30%
Andrew J. Blanchard	100%	40%	60%

The shares of restricted stock and SARs were granted in fiscal 2015, and will have value based on the value of the shares of the Company’s common stock over the three-year vesting period for the restricted stock and SARs.

The three-year, cumulative performance measures that were used by the Committee for calculating award values for performance stock awards granted for the 2015 – 2017 performance period were:

Performance Measure	Weighting	Threshold Performance	Target Performance	Maximum Performance
Plan Adjusted Operating Income	2/3	$298,355,000	$314,058,000	$345,464,000
Revenue	1/3	$3,877,383,000	$4,081,456,000	$4,489,602,000

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COMPENSATION DISCUSSION AND ANALYSIS

The 2015 – 2017 performance cycle LTIP target award values for the performance stock awards, and the number of shares underlying SARs are as follows:

Named Executive Officer	Performance Stock Value at Target	Number of Shares of Performance Stock Awarded at Target	Restricted Stock Value(1)	Number of Shares of Restricted Stock Awarded	Number of Shares Underlying SARs(2)
Charles E. Sykes	$1,290,000	51,476	$516,000	20,590	94,736
John Chapman	$273,750	10,924	$109,500	4,369	20,104
Lawrence R. Zingale	$412,000	16,441	$164,800	6,576	30,257
James T. Holder	$162,364	6,479	$64,946	2,591	11,923
David L. Pearson	$152,850	6,100	$161,140	2,439	11,224
Andrew J. Blanchard	$387,500	15,463	$155,000	6,185	28,457

(1)	The value of the restricted stock award is calculated by multiplying the market price of the Company’s common stock on the grant data by the number of shares awarded to the NEO. The grant data value of the restricted stock granted to our NEOs is included in the amount set forth under “Stock Awards” on the “Summary Compensation Table” later In this proxy statement. The restricted stock award vests ratably over a three-year period, with 1/3 of the award vesting after fiscal 2015, 1/3 of the award vesting after fiscal 2016 and 1/3 of the award vesting after fiscal 2017.
(2)	The SARs vest ratably over a three-year period, with 1/3 of the award vesting after fiscal 2015, 1/3 of the award vesting after fiscal 2016, and 1/3 of the award vesting after fiscal 2017. Upon exercise, the NEO is entitled to a payout equal to the value of the SARs in shares of the Company’s common stock. The SARs were granted on April 3, 2015, with an exercise price of $25.06. The actual grant date value of the SARs granted to our NEOs is set forth under “Option Awards” on the “Summary Compensation Table” later in this proxy statement. The actual number of shares underlying the SARs cannot be determined until such time as the SARs vest and are exercised and the spread between the fair value on the date of exercise and the base price is known. Unexercised SARs expire 10 years after the grant date.

The Company’s cumulative revenue for the 2015 – 2017 performance period was $4.332 billion, which exceeded the threshold performance requirement for a payout under the terms of the award for the 2015 – 2017 performance period and resulted in an equity payout of 161.5% of the target for this portion of the Long-Term Incentive Plan.

The Company’s cumulative Plan Adjusted Operating Income for the 2015 – 2017 performance period was $340.2 million, and resulted in an equity payout of 183.2%, the target for this portion of the Long-Term Incentive Plan.

The Outstanding Equity Awards At Fiscal Year-End table later in this proxy statement shows the number of shares underlying outstanding SARs granted between 2009 and 2017 and held by each NEO, which have exercise prices between $15.25 and $30.32, based on the market price of the Company’s common stock on the grant date.

Executive Deferred Compensation

The Company’s non-qualified Deferred Compensation Plan (the “Deferred Compensation Plan”) was adopted by the Board effective December 17, 1998. It was last amended and restated on August 15, 2017 effective as of January 1, 2018. Participation in the Deferred Compensation Plan is limited to a select group of key management employees and employees who are expected to receive an annualized base salary that exceeds the amount taken into account for purposes of determining highly compensated employees as defined by the Internal Revenue Code. The Deferred Compensation Plan provides participants with the ability to defer between 1% and 80% of their compensation (between 1% and 100% prior to June 30, 2016, the effective date of the first amendment) until the participant’s retirement, termination, disability or death, or a change in control of the Company, as defined in the Deferred Compensation Plan. Using the Company’s common stock, the Company matches 50% of the amounts deferred by participants on a quarterly basis up to a total of $12,000 per year for the president, chief executive officer and executive vice presidents, $7,500 per year for senior vice presidents, global vice presidents and vice presidents, and, effective January 1, 2017, $5,000 per year for all other participants (there was no match for other participants prior to January 1, 2017, the effective date of the second amendment).

A participant in the Deferred Compensation Plan forfeits any undistributed matching contributions if the participant is terminated for “cause” as defined in the Deferred Compensation Plan or the participant enters into a business or employment which the Company’s CEO determines to be in violation of any non-compete agreement between the participant and the Company. Matching contributions and the associated earnings vest over a seven-year service period. Participants that terminate their employment (for reasons other than death, disability or retirement) less than seven years after the date they begin making contributions to the Deferred Compensation Plan risk forfeiture of all or a portion of the

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COMPENSATION DISCUSSION AND ANALYSIS

Company’s matching contributions and earnings, as outlined below:

Years of Participation in the Deferred Compensation Plan Prior to Termination	Effect of Termination on Matching Contribution and Earnings
Less than 3	Forfeited
3 or more, but less than 5	Forfeits 67%
5 or more, but less than 7	Forfeits 33%
7 or more	Retains 100%

Vesting will be accelerated in the event of the participant’s death or disability, retirement (defined as separation from service after age 65) or a change in control of the Company. In the event of a distribution of benefits as a result of a change in control, the Company will increase the benefits by an amount sufficient to offset the income tax obligations created by the distribution of benefits.

Compensation deferred by a participant while participating in the Deferred Compensation Plan is deferred until such participant’s retirement, termination, disability or death, or a change in control of the Company, and in such event is paid out to the participant or his beneficiary.

Distributions of a participant’s deferred compensation and Company common stock contributed as matching contributions are made (or in the case of an election to receive annual installment distributions, the installments commence) as soon as administratively feasible six months after retirement or termination of employment, unless the participant dies or becomes disabled while still an employee, in which case both distributions are made on the first day of the second month following the death or disability.

A participant also may elect to receive all of a portion of the deferred amounts while still employed by the Company, so long as the distributions do not commence until January 31 of the third year after such election is made.

Under current tax law, a participant does not recognize income with respect to deferred compensation until it is paid to him. Upon payment, the participant will recognize ordinary income in an amount equal to the sum of the cash and the fair market value of the shares of stock received, and the Company will be entitled to a deduction equal to the income recognized by the participant.

Other Elements of the Compensation Program

Stock Ownership Guidelines

The Board has adopted stock ownership guidelines for the NEOs and other members of the senior management team, which vary by position from 150% to 400% of base salary. These guidelines, which allow the executives five (5) years beginning on August 1, 2013 to acquire the required amount of stock, were originally adopted in 2006 and updated in 2013 and again in 2015. The Committee reviews the stock ownership of the Company’s executive officers on an annual basis to ensure that the executive officers are aware of where each stands in relation to the established guidelines. For purposes of the guidelines, stock ownership includes fully vested stock options, directly held common stock and fully vested matching shares under the Company’s Executive Deferred Compensation Plan. There are no additional stock holding period requirements for shares acquired upon exercise of SARs or upon the vesting of performance-based restricted stock.

Clawback and Anti-Hedging Policies

The Board has not yet adopted a specific clawback policy beyond the requirements already created by various provisions of Sarbanes-Oxley. However, the Board intends to adopt a fully compliant clawback policy as soon as practicable following the issuance of final rules and regulations by the SEC in enacting the requirements of the 2010 Dodd-Frank Wall Street Reform and Consumer Protection Act. The Board has adopted an anti-hedging policy and has included negative discretion language in all equity incentive agreements beginning in 2017 allowing the Compensation Committee of the Board to reduce or eliminate unvested equity grants for executive wrong doing.

Change-in-Control Provisions

We have change-in-control provisions in the employment agreements with Messrs. Sykes, Chapman and Zingale. We also have change-in-control provisions in all of the equity incentive agreements with all of our executives and key employees. The change-in-control provision in the employment agreement with Mr. Sykes is a modified “double-trigger” arrangement which permits him to terminate his agreement for “good reason,” the definition of which includes a change-in-control. The change-in-control provisions in the three other employment agreements are “double-trigger” arrangements, meaning that payments are only made if there is a change-in-control of the Company and the executive officer’s employment is terminated without cause, or the executive officer terminates employment for good reason, as such terms are defined in their respective employment agreements. All of our employment agreements with the NEOs, and the other executive officers, contain severance agreements ranging from one to three years of compensation and benefits in the event of termination by the Company other than for cause. These agreements are discussed in greater detail beginning on

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COMPENSATION DISCUSSION AND ANALYSIS

page 45 under the heading “Employment Agreements.” We believe that providing these agreements helps increase our ability to attract, retain and motivate highly qualified management personnel and encourage their continued dedication without distraction from concerns over job security relating, among other things, to a change-in-control of the Company.

Perquisites and Other Personal Benefits

The Company provides its NEOs with perquisites and other personal benefits that the Company and the Committee believe are reasonable and consistent with its overall compensation program to better enable the Company to attract and retain superior employees for key positions. These amounts represent mainly Company matches to the Deferred Compensation Plan, excess group term life insurance premiums and additional compensation paid to the NEOs related to the cost of executive physicals and other health and welfare benefits. The NEOs are also permitted to fly in business class when traveling overseas on business and are permitted to attend sporting events utilizing Company paid tickets that are not otherwise utilized in connection with business development. The Committee periodically reviews the levels of perquisites and other personal benefits provided to NEOs.

Mitigating Compensation Risks

Although the responsibility for oversight of enterprise risk management lies with the full Board, the Committee annually reviews and conducts an assessment of the risks associated with the Company’s compensation policies and practices. Based on its assessment conducted in 2015, the Committee determined that the Company’s compensation policies and practices are not reasonably likely to have a material adverse effect on the Company. In reaching that conclusion, the Committee evaluated each of the following key elements of the Company’s compensation plans and practices for its executive officers:

•	Performance and pay horizons are appropriate and not overweight in short-term incentives;

•	The relationship between the incremental achievement levels and corresponding payouts in the Company’s incentive plans are appropriate and have caps on payouts;

•	The incentive plans employ a reasonable mix of performance metrics and are not concentrated on a single metric;

•	Criteria for payments are closely aligned with our strategic goals and shareholder interests;

•	Payout curves are reasonable and do not contain steep “cliffs” that might encourage unreasonable short-term business decisions to achieve payment thresholds; and

•	Equity compensation plans for executive officers consist of a balanced mix of performance-based restricted stock awards, time-based SARs, and time-based restricted stock awards.

Tax and Accounting Implications

Deductibility of Executive Compensation. As part of its role, the Committee reviews and considers the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code, which provides that the Company may not deduct compensation of more than $1,000,000 per year that is paid to certain individuals. As a result of the Tax Cuts and Jobs Act signed into law on December 22, 2017, the Company believes that compensation paid under its current management incentive plans will not be fully deductible for federal income tax purposes. While the impact of tax reform on deductibility of executive compensation is not expected to be significant in the near term, it is anticipated that in future years a material amount of executive compensation may be considered non-deductible for tax purposes. Accordingly, the Committee will continue to examine the Company’s executive compensation program structure to ensure the proper balance between competitive compensation and deductibility.

Nonqualified Deferred Compensation. The Company believes its agreements containing deferred compensation components comply with the final regulations issued in connection with the American Jobs Creation Act of 2004 and the tax rules applicable to non-qualified deferred compensation arrangements. A more detailed discussion of the Company’s nonqualified deferred compensation arrangements is provided on page 40 under the heading “Executive Deferred Compensation.”

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COMPENSATION COMMITTEE REPORT

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board of Directors has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

THE COMPENSATION COMMITTEE

Paul L. Whiting, Chairman

Lt. Gen. Michael P. DeLong (Ret.)

Carlos E. Evans

William D. Muir, Jr.

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EXECUTIVE COMPENSATION

Summary Compensation Table

The table below summarizes the total compensation paid to, or earned by, each of the named executive officers for the fiscal years ending December 31, 2017, December 31, 2016 and December 31, 2015. The Company has entered into employment agreements with each of the named executive officers which are summarized under the section entitled “Employment Agreements” below. When setting the total compensation for each of the named executive officers, the Committee considers all of the executive’s current compensation, including equity and non-equity based compensation.

The named executive officers did not receive payments which would be characterized as “Bonus” payments for the fiscal years ended December 31, 2017, December 31, 2016 or December 31, 2015. Amounts listed under column (g), “Non-Equity Incentive Plan Compensation” were paid in accordance with parameters determined by the Committee on March 14, 2017, March 15, 2016 and March 17, 2015, respectively, and were paid in March 2018, March 2017 and March 2016, respectively.

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(3)	Total ($)
Charles E. Sykes	2017	732,845	—	2,022,699	866,880	572,352	—	45,061	4,239,837
President and Chief	2016	712,927	—	1,959,976	840,000	599,928	—	48,554	4,161,385
Executive Officer	2015	682,507	—	1,805,974	773,993	934,694	—	46,696	4,243,864
John Chapman	2017	426,005	—	596,566	255,672	211,724	—	37,359	1,527,326
Executive Vice President	2016	401,290	—	422,085	180,895	214,891	—	36,083	1,255,244
& Chief Financial Officer	2015	377,152	—	383,242	164,250	328,688	—	78,830	1,332,162
Lawrence R. Zingale	2017	464,006	—	649,884	278,529	208,037	—	42,797	1,643,253
Executive Vice President and	2016	432,198	—	594,090	254,615	270,583	—	43,981	1,595,467
General Manager	2015	430,704	—	576,806	247,200	370,459	—	41,535	1,666,704
James T. Holder	2017	366,462	—	252,849	108,376	130,094	—	43,179	900,960
Executive Vice President,	2016	356,520	—	245,046	105,016	136,369	—	36,298	879,249
General Counsel and	2015	343,066	—	227,294	97,411	213,558	—	34,160	915,489
Corporate Secretary
David L. Pearson	2017	336,037	—	231,856	99,372	119,293	—	48,277	834,835
Executive Vice President and	2016	326,914	—	224,702	96,292	125,044	—	43,162	816,114
Chief Information Officer	2015	320,983	—	213,987	91,708	199,812	—	43,000	869,490
Andrew J. Blanchard(4)	2017	292,707	—	576,630	247,135	438,729	—	498,431	2,053,632
Executive Vice President and	2016	406,499	—	558,767	239,470	224,616	—	33,436	1,462,788
General Manager	2015	405,091	—	542,499	232,494	370,582	—	30,879	1,581,545

(1)	The amounts shown in column (e) and (f) represent awards pursuant to long-term incentive bonus programs (restricted stock and stock appreciation rights, respectively) established by the Compensation Committee. The amounts are based on the aggregate grant date fair value of the awards, with the value of the performance-based awards in column (e) based on the probable outcome of the performance conditions as of the grant date, in accordance with FASB ASC Topic 718, “Compensation – Stock Compensation” (formerly FAS 123(R)). See Notes 1 and 24 to the Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017, filed with the Securities and Exchange Commission on March 1, 2018, for a discussion of the relevant assumptions used in calculating the grant date fair value in accordance with FASB ASC Topic 718. The maximum fair values of the awards made in 2017 at the grant date, assuming achievement of the highest level of performance, are as follows: Mr. Sykes – $3,467,475; Mr. Chapman – $1,022,668; Mr. Zingale – $1,114,095; Mr. Holder – $433,471; Mr. Pearson – $397,476; and Mr. Blanchard – $988,522.
(2)	The amounts in column (g) reflect the cash awards to the named individuals pursuant to annual performance-based incentive programs established by the Committee and discussed in more detail on page 23 under the heading “Performance-Based Annual Cash Incentive Compensation.” The amount shown for Mr. Blanchard in 2017 reflects an incentive plan payment negotiated as part of his severance agreement.
(3)	The amounts shown in column (i) reflect for each named executive officer:

•	matching contributions allocated by the Company to each of the named executive officers pursuant to the Executive Deferred Compensation Plan described in more detail on page 29 under the heading “Executive Deferred Compensation;”

•	reimbursement for premiums attributable to increased coverage for vision, dental and group medical insurance benefits and the cost of premiums for term life and disability insurance benefits;

•	the Company’s matching contribution to the Sykes Enterprises, Incorporated Employees’ 401(k) Savings Plan and Trust;

•	severance payment payable to Mr. Blanchard partially in 2017 and partially in 2018;

•	allowance for Mr. Blanchard to relocate upon termination of his employment; and

•	tax gross up to Mr. Blanchard related to his relocation allowance.

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EXECUTIVE COMPENSATION

Name	EDC Matching Contr. ($)	Insurance Premiums ($)	Company Contributions to Retirement and 401(k) Plans ($)	Severance Payments/ Accruals ($)	Relocation Expenses ($)	Tax Reimbursements ($)	Total All Other Compensation ($)
Charles E. Sykes	11,995	27,666	5,400	—	—	—	45,061
John Chapman	11,940	25,419	—	—	—	—	37,359
Lawrence R. Zingale	11,971	30,826	—	—	—	—	42,797
James T. Holder	11,944	25,835	5,400	—	—	—	43,179
David L. Pearson	11,940	30,937	5,400	—	—	—	48,277
Andrew J. Blanchard	11,995	14,064	4,492	452,205	11,398	4,277	498,431

(4)	As of August 8, 2017, Mr. Blanchard is no longer employed by the Company

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Grants of Plan-Based Awards

The following table provides information about equity and non-equity awards granted to the named executives in 2017, including (i) the grant date, (ii) the estimated future payouts under the non-equity incentive plan awards, (iii) the estimated future payouts under equity incentive plan awards, which consist of shares of restricted stock, (iv) all other stock awards, which consist of shares of the Company’s stock contributed as matching contributions under the Executive Deferred Compensation Plan, (v) all other option awards, which consist of Stock Appreciation Rights and the base price of those Stock Appreciation Rights, and (vi) the fair value of the equity awards on the date of grant.

	(b) Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			(i) All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	(j) All Other Option Awards: Number of Securities Underlying Options (#)(4)	(k) Exercise or Base Price of Option Awards ($/sh)	(l) Grant Date Fair Value of Stock and Option Awards ($)
(a) Name		(c) Threshold ($)	(d) Target ($)	(e) Maximum ($)	(f) Threshold (#)	(g) Target (#)	(h) Maximum (#)
Charles E. Sykes	03/31	—	—	—	—	—	—	408	—	29.40	11,995
	04/17	403,065	806,129	1,209,194	—	—	—	—	—	—	—
	04/21	—	—	—	24,605	49,210	98,419	—	—	29.36	1,444,806
	04/21	—	—	—	—	—	—	19,683	—	29.36	577,893
	04/21	—	—	—	—	—	—	—	138,923	29.36	866,880
John Chapman	03/31	—	—	—	—	—	—	133	—	29.40	3,910
	04/03	149,101	298,203	447,304	—	—	—	—	—	—	—
	04/21	—	—	—	7,257	14,514	29,027	—	—	29.36	426,131
	04/21	—	—	—	—	—	—	5,805	—	29.36	170,435
	04/21	—	—	—	—	—	—	—	40,973	29.36	255,672
	06/30	—	—	—	—	—	—	136	—	33.53	4,560
	09/30	—	—	—	—	—	—	119	—	29.16	3,470
Lawrence R. Zingale	03/31	—	—	—	—	—	—	145	—	29.40	4,263
	04/10	162,402	324,804	487,207	—	—	—	—	—	—	—
	04/21	—	—	—	7,906	15,811	31,622	—	—	29.36	464,211
	04/21	—	—	—	—	—	—	6,324	—	29.36	185,673
	04/21	—	—	—	—	—	—	—	44,636	29.36	278,529
	06/30	—	—	—	—	—	—	149	—	33.53	4,996
	09/30	—	—	—	—	—	—	93	—	29.16	2,712
James T. Holder	03/31	—	—	—	—	—	—	113	—	29.40	3,322
	04/03	91,616	183,231	274,847	—	—	—	—	—	—	—
	04/21	—	—	—	3,076	6,152	12,304	—	—	29.36	180,623
	04/21	—	—	—	—	—	—	2,460	—	29.36	72,226
	04/21	—	—	—	—	—	—	—	17,368	29.36	108,376
	06/30	—	—	—	—	—	—	116	—	33.53	3,889
	09/30	—	—	—	—	—	—	117	—	29.16	3,412
	12/31	—	—	—	—	—	—	42	—	31.45	1,321
David L. Pearson	03/31	—	—	—	—	—	—	180	—	29.40	5,292
	04/11	84,009	168,018	252,028	—	—	—	—	—	—	—
	04/21	—	—	—	2,821	5,641	11,282	—	—	29.36	165,620
	04/21	—	—	—	—	—	—	2,256	—	29.36	66,236
	04/21	—	—	—	—	—	—	—	15,925	29.36	99,372
	06/30	—	—	—	—	—	—	120	—	33.53	4,024
	09/30	—	—	—	—	—	—	90	—	29.16	2,624
Andrew J. Blanchard	03/31	—	—	—	—	—	—	408	—	29.40	11,995
	04/03	144,164	288,328	432,492	—	—	—	—	—	—	—
	04/21	—	—	—	7,015	14,029	28,058	—	—	29.36	411,891
	04/21	—	—	—	—	—	—	5,611	—	29.36	164,739
	04/21	—	—	—	—	—	—	—	39,605	29.36	247,135

(1)	These amounts are based on the individual’s current salary and position.
(2)	Where amounts are shown in columns (f) and (h), then the amounts shown in column (f) reflect the Long-Term Incentive Stock Grant minimum which is 50% of the target amount shown in column (g), and the amount shown in column (h) is 200% of such target amount. The target amount shown is an absolute target. These amounts are based on the individual’s current salary and position. The grant date fair value of the long-term incentive plan awards are based upon the target amounts shown in column (g).
(3)	The amounts shown in column (i) reflect the number of shares of stock granted to each named executive officer as matching contributions pursuant to the Executive Deferred Compensation Plan and the service based restricted stock portion of the Long-Term Incentive Stock Grants.
(4)	The amounts shown in column (j) reflect the number of Stock Appreciation Rights granted to each named executive officer as part of the Long-Term Incentive awards as described in more detail on page 25 under the heading “Performance-Based, Long-Term, Equity Incentive Compensation.” The actual number of shares underlying the Stock Appreciation Rights cannot be determined until such time as the Stock Appreciation Rights vest and are exercised and the spread between the fair value on the date of exercise and the base price is known. The fair value of the Stock Appreciation Rights included in column (l) is the amount determined pursuant to FASB ASC Topic 718 (formerly FAS Statement 123(R)).

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EXECUTIVE COMPENSATION

Outstanding Equity Awards at Fiscal Year-End

The following table provides information on the holdings of stock option and stock awards by the named executives as of December 31, 2017. The table includes both exercisable and unexercisable options together with the exercise price and the expiration date; unvested Stock Appreciation Rights; the number of shares and market value of unvested matching contributions to the Executive Deferred Compensation Plan; and the number of shares of long term incentive (“LTI”) restricted stock together with the market value of those shares.

	Option Awards					Stock Awards
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Charles E. Sykes
2015-2017 LTI PS(6)	—	—	—	—	—	—	—	96,260	3,027,377
2015-2017 LTI RS(7)	—	—	—	—	—	—	—	6,864	215,873
2015-2017 SARs(8)	—	31,579	—	25.06	04/03/25	—	—	—	—
2016-2018 LTI PS(9)	—	—	—	—	—	—	—	35,170	1,106,097
2016-2018 LTI RS(10)	—	—	—	—	—	—	—	12,313	387,244
2016-2018 SARs(11)	—	72,917	—	30.32	04/04/26	—	—	—	—
2017-2019 LTI PS(12)	—	—	—	—	—	—	—	35,759	1,124,621
2017-2019 LTI RS(13)	—	—	—	—	—	—	—	19,683	619,030
2017-2019 SARs(14)	—	138,923	—	29.36	04/21/27	—	—	—	—
John Chapman
2015-2017 LTI PS(6)	—	—	—	—	—	—	—	20,428	642,461
2015-2017 LTI RS(7)	—	—	—	—	—	—	—	1,457	45,823
2015-2017 SARs(8)	13,402	6,702	—	25.06	04/03/25	—	—	—	—
2016-2018 LTI PS(9)	—	—	—	—	—	—	—	7,574	238,202
2016-2018 LTI RS(10)	—	—	—	—	—	—	—	2,652	83,405
2016-2018 SARs(11)	7,851	15,703	—	30.32	04/04/26	—	—	—	—
2017-2019 LTI PS(12)	—	—	—	—	—	—	—	10,547	331,703
2017-2019 LTI RS(13)	—	—	—	—	—	—	—	5,805	182,567
2017-2019 SARs(14)	—	40,973	—	29.36	04/21/27	—	—	—	—
Lawrence R. Zingale
2010-2012 SARs(2)	—	—	—	23.88	01/05/20	—	—	—	—
2015-2017 LTI PS(6)	—	—	—	—	—	—	—	30,743	966,867
2015-2017 LTI RS(7)	—	—	—	—	—	—	—	2,192	68,938
2015-2017 SARs(8)	20,171	10,086	—	25.06	04/03/25	—	—	—	—
2016-2018 LTI PS(9)	—	—	—	—	—	—	—	10,661	335,288
2016-2018 LTI RS(10)	—	—	—	—	—	—	—	3,732	117,371
2016-2018 SARs(11)	11,051	22,102	—	30.32	04/04/26	—	—	—	—
2017-2019 LTI PS(12)	—	—	—	—	—	—	—	11,489	361,329
2017-2019 LTI RS(13)	—	—	—	—	—	—	—	6,324	198,890
2017-2019 SARs(14)	—	44,636	—	29.36	04/21/27	—	—	—	—
James T. Holder
2015-2017 LTI PS(6)	—	—	—	—	—	—	—	12,115	381,017
2015-2017 LTI RS(7)	—	—	—	—	—	—	—	864	27,173
2015-2017 SARs(8)	—	3,975	—	25.06	04/03/25	—	—	—	—
2016-2018 LTI PS(9)	—	—	—	—	—	—	—	4,397	138,286
2016-2018 LTI RS(10)	—	—	—	—	—	—	—	1,540	48,433
2016-2018 SARs(11)	—	9,116	—	30.32	04/04/26	—	—	—	—
2017-2019 LTI PS(12)	—	—	—	—	—	—	—	4,471	140,613
2017-2019 LTI RS(13)	—	—	—	—	—	—	—	2,460	77,367
2017-2019 SARs(14)	—	17,368	—	29.36	04/21/27	—	—	—	—

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	Option Awards					Stock Awards
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
David L. Pearson
2009-2011 SARs(1)	7,991	—	—	19.69	01/04/19	—	—	—	—
2010-2012 SARs(2)	5,807	—	—	23.88	01/05/20	—	—	—	—
2011-2013 SARs(3)	9,380	—	—	18.67	03/07/21	—	—	—	—
2013-2015 SARs(4)	4,789	—	—	15.25	03/26/23	—	—	—	—
2014-2016 SARs(5)	12,132	—	—	19.77	03/28/24	—	—	—	—
2015-2017 LTI PS(6)	—	—	—	—	—	—	—	11,406	358,719
2015-2017 LTI RS(7)	—	—	—	—	—	—	—	813	25,569
2015-2017 SARs(8)	7,483	3,742	—	25.06	04/03/25	—	—	—	—
2016-2018 LTI PS(9)	—	—	—	—	—	—	—	4,032	126,806
2016-2018 LTI RS(10)	—	—	—	—	—	—	—	1,412	44,407
2016-2018 SARs(11)	4,179	8,359	—	30.32	04/04/26	—	—	—	—
2017-2019 LTI PS(12)	—	—	—	—	—	—	—	4,099	128,914
2017-2019 LTI RS(13)	—	—	—	—	—	—	—	2,256	70,951
2017-2019 SARs(14)	—	15,925	—	29.36	04/21/27	—	—	—	—
Andrew J. Blanchard
2015-2017 LTI PS(15)	—	—	—	—	—	—	—	—	—
2015-2017 LTI RS(15)	—	—	—	—	—	—	—	—	—
2015-2017 SARs(15)	—	—	—	—	—	—	—	—	—
2016-2018 LTI PS(15)	—	—	—	—	—	—	—	—	—
2016-2018 LTI RS(15)	—	—	—	—	—	—	—	—	—
2016-2018 SARs(15)	—	—	—	—	—	—	—	—	—
2017-2019 LTI PS(15)	—	—	—	—	—	—	—	—	—
2017-2019 LTI RS(15)	—	—	—	—	—	—	—	—	—
2017-2019 SARs(15)	—	—	—	—	—	—	—	—	—
EDC Match Contr.(15)	—	—	—	—	—	—	—	—	—

(1)	The figures in this row represent SARs that were issued to the named executive officer in connection with the long-term incentive award for the 2009-2011 performance measurement period. The SARs vested 1/3 each year on January 5, 2010, 2011, and 2012, and expire in January 2019.
(2)	The figures in this row represent SARs that were issued to the named executive officer in connection with the long-term incentive award for the 2010-2012 performance measurement period. The SARs vested 1/3 each year on January 5, 2011, 2012, and 2013, and expire in January 2020.
(3)	The figures in this row represent SARs that were issued to the named executive officer in connection with the long-term incentive award for the 2011-2013 performance measurement period. The SARs vested 1/3 each year on March 7, 2012, 2013, and 2014, and expire in March 2021.
(4)	The figures in this row represent SARs that were issued to the named executive officer in connection with the long-term incentive award for the 2013-2015 performance measurement period. The SARs vested 1/3 each year on March 15, 2014, 2015, and 2016, and expire in March 2023.
(5)	The figures in this row represent SARs that were issued to the named executive officer in connection with the long-term incentive award for the 2014-2016 performance measurement period. The SARs vested 1/3 each year on March 15, 2015, 2016, and 2017, and expire in March 2024.
(6)	The figures in this row represent performance vesting restricted shares that were issued to the named executive officer in connection with the long-term incentive award for the 2015-2017 performance measurement period. The shares vest on March 15, 2018 if the performance measures have been met.
(7)	The figures in this row represent time vesting restricted shares that were issued to the named executive officer in connection with the long-term incentive award for the 2015-2017 performance measurement period. The shares vest 1/3 each year on March 15, 2016, 2017 and 2018, provided the employee is still in the employ of the Company.
(8)	The figures in this row represent SARs that were issued to the named executive officer in connection with the long-term incentive award for the 2015-2017 performance measurement period. The SARs vest 1/3 each year on March 15, 2016, 2017, and 2018, provided the employee is still in the employ of the Company.
(9)	The figures in this row represent performance vesting restricted shares that were issued to the named executive officer in connection with the long-term incentive award for the 2016-2018 performance measurement period. The shares vest on March 15, 2019 if the performance measures have been met.
(10)	The figures in this row represent time vesting restricted shares that were issued to the named executive officer in connection with the long-term incentive award for the 2016-2018 performance measurement period. The shares vest 1/3 each year on March 15, 2017, 2018, and 2019, provided the employee is still in the employ of the Company.
(11)	The figures in this row represent SARs that were issued to the named executive officer in connection with the long-term incentive award for the 2016-2018 performance measurement period. The SARs vest 1/3 each year on March 15, 2017, 2018, and 2019, provided the employee is still in the employ of the Company.

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EXECUTIVE COMPENSATION

(12)	The figures in this row represent performance vesting restricted shares that were issued to the named executive officer in connection with the long-term incentive award for the 2017-2019 performance measurement period. The shares vest on March 15, 2020 if the performance measures have been met.
(13)	The figures in this row represent time vesting restricted shares that were issued to the named executive officer in connection with the long-term incentive award for the 2017-2019 performance measurement period. The shares vest 1/3 each year on March 15, 2018, 2019, and 2020, provided the employee is still in the employ of the Company.
(14)	The figures in this row represent SARs that were issued to the named executive officer in connection with the long-term incentive award for the 2017-2019 performance measurement period. The SARs vest 1/3 each year on March 15, 2018, 2019, and 2020, provided the employee is still in the employ of the Company.
(15)	Mr. Blanchard resigned in August 2017, and all stock options and stock awards were 0% vested and have been 100% forfeited.

38    SYKES ENTERPRISES, INCORPORATED  ï  2018 Proxy Statement

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Option Exercises and Stock Vested

The following table provides information for the named executive officers on (1) SAR exercises during 2017, including the number of shares acquired upon exercise and the value realized; and (2) the number of shares acquired upon vesting of matching contributions under the Executive Deferred Compensation Plan, and the value realized upon the vesting of such shares.

	Options Awards		Stock Awards
(a)	(b)	(c)	(d)	(e)
Name	Number of Shares Acquired On Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Charles E. Sykes
EDC Match Contr.(1)	—	—	408	11,995
2014 LTI Restricted (Performance) Shares	—	—	103,903	2,982,016
2014 LTI Restricted (Service) Shares — 3rd Tranche	—	—	8,431	241,970
2015 LTI Restricted (Service) Shares — 2nd Tranche	—	—	6,863	196,968
2016 LTI Restricted (Service) Shares — 1st Tranche	—	—	6,156	176,677
2014 SARs	34,723	469,422	—	—
2015 SARs	31,579	259,895	—	—
2016 SARs	36,458	108,259	—	—
John Chapman
EDC Match Contr.(1)	—	—	388	11,940
2014 LTI Restricted (Performance) Shares	—	—	13,715	393,621
2014 LTI Restricted (Service) Shares — 3rd Tranche	—	—	1,113	31,943
2015 LTI Restricted (Service) Shares — 2nd Tranche	—	—	1,456	41,787
2016 LTI Restricted (Service) Shares — 1st Tranche	—	—	1,325	38,028
2014 SARs	13,750	126,454	—	—
Lawrence R. Zingale
EDC Match Contr.(1)	—	—	387	11,971
2014 LTI Restricted (Performance) Shares	—	—	33,248	954,218
2014 LTI Restricted (Service) Shares — 3rd Tranche	—	—	2,698	77,433
2015 LTI Restricted (Service) Shares — 2nd Tranche	—	—	2,192	62,910
2016 LTI Restricted (Service) Shares — 1st Tranche	—	—	1,866	53,554
2010 SARs	14,719	134,803	—	—
2014 SARs	11,111	102,637	—	—
James T. Holder
EDC Match Contr.(1)	—	—	388	11,944
2014 LTI Restricted (Performance) Shares	—	—	12,732	365,408
2014 LTI Restricted (Service) Shares — 3rd Tranche	—	—	1,033	29,647
2015 LTI Restricted (Service) Shares — 2nd Tranche	—	—	864	24,797
2016 LTI Restricted (Service) Shares — 1st Tranche	—	—	769	22,070
2014 SARs	4,255	41,606	—	—
2015 SARs	7,948	35,637	—	—
2016 SARs	4,558	14,325	—	—
David L. Pearson
EDC Match Contr.(1)	—	—	390	11,940
2014 LTI Restricted (Performance) Shares	—	—	12,100	347,270
2014 LTI Restricted (Service) Shares — 3rd Tranche	—	—	982	28,183
2015 LTI Restricted (Service) Shares — 2nd Tranche	—	—	813	23,333
2016 LTI Restricted (Service) Shares — 1st Tranche	—	—	705	20,234
Andrew J. Blanchard
EDC Match Contr.(2)	—	—	—	—
2015 LTI Restricted (Service) Shares — 2nd Tranche	—	—	2,062	59,179
2016 LTI Restricted (Service) Shares — 1st Tranche	—	—	1,755	50,369
2015 SARs	18,971	84,193	—	—

(1)	Reflects the Company’s matching contributions in the form of shares of its common stock held for the account of the named executive officer in the Executive Deferred Compensation Plan which vested during fiscal year ended December 31, 2017.
(2)	As of August 8, 2017, Mr. Blanchard is no longer employed by the Company. As of December 31, 2017, Mr. Blanchard was 0% vested under the Executive Deferred Compensation Plan and had forfeited all unvested amounts.

Pension Benefits

The Company does not maintain any pension plans for the benefit of its executive officers.

SYKES ENTERPRISES, INCORPORATED  ï  2018 Proxy Statement    39

EXECUTIVE COMPENSATION

Nonqualified Deferred Compensation

Pursuant to the Company’s Executive Deferred Compensation Plan, which is described under “Compensation Discussion and Analysis – Executive Deferred Compensation” beginning on page 29, a select group of key employees, including our NEOs, may defer a portion of their compensation. Deferral elections are made on or before December 31st of each year for amounts to be deferred from income earned with respect to the following year. The table below shows the investment options available under the Deferred Compensation Plan and their annual rate of return for the calendar year ended December 31, 2017.

Name of Fund	Rate of Return	Name of Fund	Rate of Return

Principal Preservation Separate Account	0%	Vanguard Target Retirement 2060 lnv	21.36%

Prudential Total Return Bond Q Fund	6.71%	Vanguard Target Retirement Income Fund lnv	8.47%

Vanguard Total Bond Mkt Index Adm	3.57%	Robeco BP Large Cap Value Equity Fund	19.44%

Pimco Real Return lnstl	3.92%	Vanguard Total Intl Stock Index Admiral	27.55%

Vanguard Target Retirement 2015 lnv	11.50%	Vanguard 500 Index Admiral	21.79%

Vanguard Target Retirement 2020 lnv	14.08%	Vanguard US Growth Admiral	31.74%

Vanguard Target Retirement 2025 lnv	15.94%	Harbor Mid Cap Value Retirement	12.03%

Vanguard Target Retirement 2030 lnv	17.52%	Vanguard Mid Cap Index Admiral	19.25%

Vanguard Target Retirement 2035 lnv	19.12%	Janus Henderson Enterprise N	26.65%

Vanguard Target Retirement 2040 lnv	20.71%	Goldman Sachs Small Cap Value R6	12.37%

Vanguard Target Retirement 2045 lnv	21.42%	Vanguard Small Cap Index Adm	16.24%

Vanguard Target Retirement 2050 lnv	21.39%	Voya SmallCap Opportunities R6	18.49%

Vanguard Target Retirement 2055 lnv	21.38%	Hartford International Opportunities R6	24.77%

The following table shows information regarding contributions by the named executive officers, the Company’s matching contributions, aggregate earnings on contributions during fiscal year 2017, and the aggregate balance at year end.

(a)	(b)	(c)	(d)	(e)	(f)

Name	Executive Contributions in Last Fiscal Year(1) ($)	Company Contribution in Last Fiscal Year(2) ($)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End(3) ($)

Charles E. Sykes	59,993	11,995	101,850	–	998,939

John Chapman	34,080	11,940	21,638	–	169,829

Lawrence R. Zingale	37,120	11,971	90,525	–	680,459

James T. Holder	29,317	11,944	66,037	–	733,818

David L. Pearson	33,995	11,940	132,660	–	1,041,390

Andrew J. Blanchard	85,354	11,995	4,173	–	254,218

(1)	The amounts shown are included in either the amounts of “Salary” in column (c) or the amounts of “Non-Equity Incentive Plan Compensation” in column (g) of the Summary Compensation Table.
(2)	The amounts shown are included in the amounts of “Other Compensation” in column (i) of the Summary Compensation Table.
(3)	The amounts shown include 100% of the aggregate executive and Company contributions which have all been reported in the Summary Compensation Table.

40    SYKES ENTERPRISES, INCORPORATED  ï  2018 Proxy Statement

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Equity Compensation Plan Information

The following table summarizes the equity compensation plans under which the equity securities of Sykes may be issued as of December 31, 2017:

	(a)		(b)	(c)

	Number of Securities to be Issued Upon Exercise of Options, Warrants and Rights		Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))

Equity compensation plans approved by shareholders(1)	69,393			2,309,016

Equity compensation plans not approved by shareholders	116,512	(2)		N/A	(2)

Totals	185,905			2,309,016

(1)	Includes shares of common stock of Sykes authorized for awards under the 2001 Equity Incentive Plan and the 2011 Equity Incentive Plan. Also includes shares of common stock of Sykes reserved for issuance under the 2004 Non-Director Fee Plan.
(2)	Represents shares of common stock of Sykes issued as matching grants under the Deferred Compensation Plan for executives described below. There is no specific number of shares reserved for issuance under the Executive Nonqualified Deferred Compensation Plan.

Shares awarded under all of the above plans may be from Sykes’ authorized and unissued shares, treasury shares or shares acquired in the open market. For a summary of the terms of Sykes’ equity compensation plans, see Note 24 of our consolidated financial statements in the Annual Report on Form 10-K for the year ended December 31, 2017, filed with the Securities and Exchange Commission on March 1, 2018 and incorporated herein by reference.

Potential Payments upon Termination or Change of Control

The tables below reflect the amount of compensation to each of the named executive officers of the Company who were employed by the Company at the end of 2017 in the event of a termination of such executive’s employment. The amount of compensation payable to each named executive officer upon voluntary termination, involuntary not-for-cause termination, termination following a change of control and in the event of a disability or death of the executive is shown below. The amounts shown assume that such termination was effective as of December 31, 2017, and thus includes amounts earned through such time and are estimates of the amounts which would be paid out to the executives upon their termination. The actual amounts to be paid out can only be determined at the time of such executive’s separation from the Company.

Payments Made Upon Termination

Regardless of the manner in which a named executive officer’s employment terminates, he is entitled to receive amounts earned during his term of employment. Depending upon the date of a termination, such amounts may include:

•	non-equity incentive compensation earned during the fiscal year;

•	shares which have vested and for which the restrictions have lapsed under Long-Term Incentive compensation awards;
•	shares to be issued as a result of the vesting of SARs under Long-Term Incentive compensation awards;

•	amounts contributed to the Executive Deferred Compensation Plan; and

•	unused vacation pay.

Payments Made Upon Termination by the Company Without Cause, or by the Executive with Good Reason

In the event the employment of any of Messrs. Sykes, Chapman, Zingale, Holder or Pearson is terminated by the Company for any reason other than death, disability, or cause (as defined in their respective employment agreements), or if any of Messrs. Sykes, Chapman or Zingale terminates his employment agreement for good reason (as defined in their respective employment agreements, other than a termination by the officer in connection with a change of control (as defined in his employment agreement)), the officer will be entitled to the following payments:

•	Mr. Sykes will be entitled to receive an amount equal to two times his annual base salary;

•	Each of Messrs. Chapman and Zingale will be entitled to receive an amount equal to his annual base salary, plus an amount equal to the maximum annual performance bonus he could earn under the performance based bonus plan in which he is then participating; and

SYKES ENTERPRISES, INCORPORATED  ï  2018 Proxy Statement    41

EXECUTIVE COMPENSATION

•	Each of Messrs. Holder and Pearson will be entitled to receive an amount equal to his annual base salary.

In the event that any of Messrs. Sykes, Chapman, Zingale, Holder or Pearson terminates his employment agreement in connection with a change of control, such officer will be entitled to receive the benefits listed under the heading “Payments Made Upon a Change of Control” below.

Except as provided below, the foregoing amounts are to be paid biweekly in equal installments over 52 weeks, commencing immediately upon such officer’s separation from service. If such officer is determined to be a “specified employee” on the date of his “separation from service” (each as defined in Section 409(A) of the Internal Revenue Code and applicable regulations), to the extent that he is entitled to receive any benefit or payment upon such separation from service under the employment agreement that constitutes deferred compensation within the meaning of Section 409A of the Internal Revenue Code before the date that is six months after the date of his separation from service, such benefits or payments will not be provided or paid to him on the date otherwise required to be provided or paid. Instead, all such amounts shall be accumulated and paid in a single lump sum on the first business day after the date that is six months after the date of his separation from service (or, if earlier, within 15 days following his date of death). All remaining payments and benefits otherwise required to be paid or provided on or after the date that is six months after the date of his separation from service will be paid or provided or paid in accordance with the payment schedule described above.

Payments Made Upon Termination pursuant to Andrew J. Blanchard’s Separation Agreement

As of August 8, 2017 Mr. Blanchard is no longer employed by the Company. The Company and Mr. Blanchard entered into a separation agreement, dated as of August 8, 2017, pursuant to which Mr. Blanchard is entitled to 12 months of his annual base salary in the gross amount of $422,194, COBRA reimbursement of $30,011, relocation compensation of $15,675 and an amount equal to $438,729, as additional separation pay tied to potential bonuses which were contractually committed. The annual base pay and additional separation pay amounts are to be paid bi-weekly over 12 months. Additionally, Mr. Blanchard timely elected to continue his insurance coverage under COBRA, and the Company has agreed to reimburse him for the full monthly COBRA premium for coverage for Mr. Blanchard and his eligible dependents for up to a maximum of 12 months.

Payments Made Upon Death or Disability

In the event of the death or disability of a named executive officer, in addition to the benefits listed under the heading “Payments Made Upon Termination” above, the named executive officer will receive benefits under the Company’s disability plan or payments under the Company’s life insurance plan, as appropriate. The Company pays for life insurance and accidental death and dismemberment coverage for its executive team in amounts equal to twice the executive’s base salary, up to a maximum of $500,000. The Company also pays for short term disability for its executives with a benefit of 70% of base salary, up to a maximum of $2,500 per week, and long term disability utilizing multiple plans. The base long term disability plan provides for a benefit to the executives of 70% of base salary, up to a maximum of $15,000 per month. The base long term disability plan is supplemented with two individual policy plans designed to provide the executives with long term disability insurance approximating 75% of covered compensation.

Payments Made Upon a Change of Control

The Company has entered into employment agreements with Messrs. Sykes, Chapman and Zingale which contain change of control payment provisions. Pursuant to these provisions, if Mr. Sykes terminates his employment in connection with a change of control, or if any of Messrs. Sykes, Chapman or Zingale terminates his employment for good reason (as defined in his employment agreement) in connection with a change of control (as defined in their employment agreement), instead of the benefits listed under the heading “Payments Made Upon Termination,” he will receive the following benefits:

Mr. Sykes. Mr. Sykes will be entitled to receive an amount equal to three times his then current annual base salary, plus an amount determined by multiplying the annual target bonus designated or otherwise indicated for Mr. Sykes in the year such change of control occurs by a factor of three. The target bonus amount is to be determined under the performance-based bonus plan in which Mr. Sykes is then participating. In addition, all stock options, stock grants or other similar equity incentives and/or compensation programs will immediately accelerate and become fully vested and exercisable at the option of Mr. Sykes.

Messrs. Chapman and Zingale. Each of Messrs. Chapman and Zingale will be entitled to receive an amount equal to two times his then current annual base salary, plus an amount determined by multiplying the annual maximum bonus designated or otherwise indicated for him in the year such change of control occurs by a factor of two. The maximum bonus amount is to be determined under the performance-based bonus plan in which he is then participating. In addition, all stock options, stock grants or other similar equity incentives and/or compensation programs will immediately accelerate and become fully vested and exercisable at his option.

42    SYKES ENTERPRISES, INCORPORATED  ï  2018 Proxy Statement

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Except as provided below, the foregoing amounts are to be paid biweekly in equal installments over 52 weeks, commencing immediately upon such officer’s separation from service. If such officer is determined to be a “specified employee” on the date of his “separation from service” (each as defined in Section 409(A) of the Internal Revenue Code and applicable regulations), to the extent that he is entitled to receive any benefit or payment upon such separation from service under the employment agreement that constitutes deferred compensation within the meaning of Section 409A of the Internal Revenue Code before the date that is six months after the date of his separation from service, such benefits or payments will not be provided or paid to him on the date otherwise required to be provided or paid. Instead, all such amounts shall be accumulated and paid in a single lump sum on the first business day after the date that is six months after the date of his separation from service (or, if earlier, within 15 days following his date of death). All remaining payments and benefits otherwise required to be paid or provided on or after the date that is six months after the date of his separation from service will be paid or provided or paid in accordance with the payment schedule described above.

Messrs. Holder and Pearson. Neither of Mr. Holder or Mr. Pearson has change of control provisions in his employment agreement, but under various equity incentive agreements, all stock options, stock grants or other similar equity incentives and/or compensation programs will immediately accelerate and become fully vested and exercisable at his option in the event of a change in control.

Charles E. Sykes

The following table shows the potential payments upon termination or a change of control of the Company for Charles E. Sykes, the Company’s President and CEO, as if such termination had occurred on December 31, 2017:

	Company Initiated		Executive Initiated

Type of Benefit	Before Change in Control Termination w/o Cause or for Good Reason ($)	After Change in Control Termination w/o Cause or for Good Reason ($)	Voluntary Termination ($)	Voluntary Termination for “Good Reason” ($)	Change in Control ($)

Severance Pay	1,481,000	2,221,500	—	1,481,000	2,221,500

Bonus Payment	—	2,418,388	—	—	2,418,388

Stock Options Vesting Acceleration	—	574,434	—	—	574,434

Stock Grants Vesting Acceleration	—	10,459,610	—	—	10,459,610

Payment for Taxes Resulting from Deferred Compensation Distribution	—	648,116	—	—	648,116

Total	1,481,000	16,322,048	—	1,481,000	16,322,048

John Chapman

The following table shows the potential payments upon termination or a change of control of the Company for John Chapman, the Company’s Executive Vice President and Chief Financial Officer, as if such termination had occurred on December 31, 2017:

	Company Initiated		Executive Initiated

Type of Benefit	Before Change in Control Termination w/o Cause or for Good Reason ($)	After Change in Control Termination w/o Cause or for Good Reason ($)	Voluntary Termination ($)	Voluntary Termination for “Good Reason” ($)	Change in Control ($)

Severance Pay	426,000	852,000	—	426,000	852,000

Bonus Payment	447,304	894,608	—	447,304	894,608

Stock Options Vesting Acceleration	—	240,593	—	—	240,593

Stock Grants Vesting Acceleration	—	2,537,292	—	—	2,537,292

Payment for Taxes Resulting from Deferred Compensation Distribution	—	110,186	—	—	110,186

Total	873,304	4,634,679	—	873,304	4,634,679

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Lawrence R. Zingale

The following table shows the potential payments upon termination or a change of control of the Company for Lawrence R. Zingale, the Company’s Executive Vice President and General Manager, as if such termination had occurred on December 31, 2017:

	Company Initiated		Executive Initiated

Type of Benefit	Before Change in Control Termination w/o Cause or for Good Reason ($)	After Change in Control Termination w/o Cause or for Good Reason ($)	Voluntary Termination ($)	Voluntary Termination for “Good Reason” ($)	Change in Control ($)

Severance Pay	464,000	928,000	—	464,000	928,000

Bonus Payment	487,207	974,414	—	487,207	974,414

Stock Options Vesting Acceleration	—	323,998	—	—	323,998

Stock Grants Vesting Acceleration	—	3,294,167	—	—	3,294,167

Payment for Taxes Resulting from Deferred Compensation Distribution	—	441,485	—	—	441,485

Total	951,207	5,962,064	—	951,207	5,962,064

James T. Holder

The following table shows the potential payments upon termination or a change of control of the Company for James T. Holder, the Company’s Executive Vice President, General Counsel and Corporate Secretary, as if such termination had occurred on December 31, 2017:

	Company Initiated		Executive Initiated

Type of Benefit	Before Change in Control Termination w/o Cause or for Good Reason ($)	After Change in Control Termination w/o Cause or for Good Reason ($)	Voluntary Termination ($)	Voluntary Termination for “Good Reason” ($)	Change in Control ($)

Severance Pay	370,290	370,290	—	—	—

Stock Options Vesting Acceleration	—	71,863	—	—	71,863

Stock Grants Vesting Acceleration	—	1,310,553	—	—	1,310,553

Payment for Taxes Resulting from Deferred Compensation Distribution	—	476,105	—	—	476,105

Total	370,290	2,228,811	—	—	1,858,521

David L. Pearson

The following table shows the potential payments upon termination or a change of control of the Company for David L. Pearson, the Company’s Executive Vice President and Chief Executive Officer, as if such termination had occurred on December 31, 2017:

	Company Initiated		Executive Initiated

Type of Benefit	Before Change in Control Termination w/o Cause or for Good Reason ($)	After Change in Control Termination w/o Cause or for Good Reason ($)	Voluntary Termination ($)	Voluntary Termination for “Good Reason” ($)	Change in Control ($)

Severance Pay	339,538	339,538	—	—	—

Stock Options Vesting Acceleration	—	595,883	—	—	595,883

Stock Grants Vesting Acceleration	—	1,212,366	—	—	1,212,366

Payment for Taxes Resulting from Deferred Compensation Distribution	—	675,659	—	—	675,659

Total	339,538	2,823,446	—	—	2,483,908

44    SYKES ENTERPRISES, INCORPORATED  ï  2018 Proxy Statement

EXECUTIVE COMPENSATION

Andrew J. Blanchard

As of August 8, 2017, Andrew J. Blanchard is no longer employed by the Company and therefore no payments upon termination are applicable to him, other than those provided under his separation agreement discussed previously in this proxy statement.

CEO to Median Employee Pay Ratio

The following is a reasonable estimate, prepared under applicable SEC rules, of the ratio of the annual total compensation of our Chief Executive Officer to the median of the annual total compensation of our other employees. We determined our median employee based on total earnings (annualized in the case of employees who joined the Company during 2017) of each of our 55,863 employees (excluding the Chief Executive Officer) as of December 31, 2017. The annual total compensation of our median employee (other than the Chief Executive Officer) for 2017 was $10,450. As disclosed in the Summary Compensation Table appearing on page 33, our Chief Executive Officer’s annual total compensation for 2017 was $4,239,837. Based on the foregoing, our estimate of the ratio of the annual total compensation of our CEO to the median of the annual total compensation of all other employees was 406 to 1.

Employment Agreements

Charles E. Sykes. The Company and Mr. Sykes are parties to an amended and restated employment agreement, dated December 30, 2008. The material terms and conditions of the agreement are summarized below. Under the agreement, Mr. Sykes serves as President and CEO of the Company. The initial term of the agreement expired on July 31, 2009, but automatically renewed, and will continue to be automatically renewed, for successive one-year terms unless one of the parties provides written notice of its intent not to renew the agreement at least 180 days prior to the expiration of any renewal term. Under the agreement, Mr. Sykes’ annual base salary was originally set at $550,000, subject to increase at the Company’s discretion. Most recently, the Compensation Committee of the Board increased Mr. Sykes’ annual base salary to $740,500, effective as of January 1, 2017. Mr. Sykes also is entitled to participate in a performance based bonus plan based upon the achievement of such goals as may be determined by the Compensation Committee, and to participate in such other bonus programs and benefit plans as are generally made available to other executive officers of the Company.

If the agreement is terminated by the Company prior to the expiration of a renewal period for any reason other than death, disability, or cause (as defined in the agreement), or if the agreement is terminated by Mr. Sykes prior to the expiration of the renewal period for good reason (as defined below), the Company is required to pay Mr. Sykes an amount equal to two times his annual base salary, and Mr. Sykes is prohibited for a period of two years from soliciting the Company’s employees and competing with the Company in any area in which the Company’s clients were conducting business during the initial term or any renewal term of the agreement. If the agreement is terminated by Mr. Sykes following a change of control of the Company (as defined in the agreement) prior to the expiration of the initial term or any renewal period, the Company is required to pay Mr. Sykes an amount equal to three times his annual base salary, plus an amount determined by multiplying the annual target bonus designated or otherwise indicated for Mr. Sykes in the year such change of control occurs by a factor of three. The target bonus amount is to be determined under the performance based bonus plan in which Mr. Sykes is then participating. Except as provided below, the foregoing amounts are to be paid biweekly in equal installments over 52 weeks, commencing immediately upon his separation from service. If Mr. Sykes is determined to be a “specified employee” on the date of his “separation from service” (each as defined in Section 409(A) of the Internal Revenue Code and applicable regulations), to the extent that he is entitled to receive any benefit or payment upon such separation from service under the employment agreement that constitutes deferred compensation within the meaning of Section 409A of the Internal Revenue Code before the date that is six months after the date of his separation from service, such benefits or payments will not be provided or paid to him on the date otherwise required to be provided or paid. Instead, all such amounts shall be accumulated and paid in a single lump sum on the first business day after the date that is six months after the date of his separation from service (or, if earlier, within 15 days following his date of death). All remaining payments and benefits otherwise required to be paid or provided on or after the date that is six months after the date of his separation from service will be paid or provided or paid in accordance with the payment schedule described above.

Also, in the event the agreement is terminated by Mr. Sykes in connection with a change of control of the Company, all stock options, stock grants or other similar

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EXECUTIVE COMPENSATION

equity incentives and/or compensation programs will immediately accelerate and become fully vested and exercisable at the option of Mr. Sykes.

“Good reason” for Mr. Sykes’ termination of the agreement is defined in the agreement as: (i) a change of control of the Company (as defined in the agreement), (ii) a good faith determination by Mr. Sykes that the Company has breached the employment agreement, (iii) a material adverse change in working conditions or status, (iv) the deletion of, or change in, any of the titles of CEO or President, (v) a significant relocation of Mr. Sykes’ principal office, (vi) a significant increase in travel requirements, or (vii) an impairment of Mr. Sykes’ health to an extent that made the continued performance of his duties under the agreement hazardous to his physical or mental health or his life.

The agreement provides that if Mr. Sykes’ employment is terminated by the Company due to his death, disability or for cause, or voluntarily by Mr. Sykes other than for good reason, then the Company will have no obligation to pay him any salary, bonus or other benefits other than those payable through the date of termination, and Mr. Sykes may not solicit any of the Company’s employees or compete directly or indirectly with the Company during the term of the agreement and for a period of one year after its termination, regardless of the reason for its termination.

The agreement provides that Mr. Sykes may not solicit any of the Company’s employees or compete directly or indirectly with the Company during the term of the agreement and for one year after its expiration in any area in which the Company’s clients were conducting business during the initial term or any renewal term of the agreement. The agreement contains customary confidentiality provisions.

John Chapman. The Company and Mr. Chapman are parties to an employment agreement, dated April 15, 2014, the material terms and conditions of which are summarized below.

The employment agreement provides that Mr. Chapman will serve as an executive of Sykes. The agreement will continue until terminated by one of the parties. Under the agreement, Mr. Chapman’s annual base salary is to be not less than $330,000, and he is entitled to (i) participate in a performance-based bonus program ranging from 0% to 70% of his base salary, (ii) annual grants under Sykes’s long-term incentive plan with a target award of 100% of base salary, and (iii) standard fringe benefits provided to other executive officers. On December 6, 2016, upon the recommendation of the Compensation Committee, the Board of Directors increased Mr. Chapman’s annual base salary to $426,000, effective as of December 23, 2016.

If the agreement is terminated by Sykes for any reason other than death, disability, or cause (as defined in the agreement), or if the agreement is terminated by

Mr. Chapman for good reason (as defined below), Sykes is required to pay Mr. Chapman an amount equal to his annual base salary, plus an amount equal to the maximum annual performance bonus he could earn under the performance-based bonus plan in which Mr. Chapman is then participating. If the agreement is terminated by Mr. Chapman for good reason within 24 months after a change in control of Sykes (as defined in the agreement), Sykes is required to pay Mr. Chapman an amount equal to twice his annual base salary, plus an amount determined by multiplying the annual maximum bonus designated or otherwise indicated for Mr. Chapman in the year such change of control occurs by a factor of two. The target bonus amount is to be determined under the performance-based bonus plan in which Mr. Chapman is then participating. Except as provided below, the foregoing amounts are to be paid biweekly in equal installments over 52 weeks (or 104 weeks if a change in control was involved), commencing immediately upon his separation from service. If Mr. Chapman is determined to be a “specified employee” on the date of his “separation from service” (each as defined in Section 409(A) of the Internal Revenue Code and applicable regulations), to the extent that he is entitled to receive any benefit or payment upon such separation from service under the employment agreement that constitutes deferred compensation within the meaning of Section 409A of the Internal Revenue Code before the date that is six months after the date of his separation from service, such benefits or payments will not be provided or paid to him on the date otherwise required to be provided or paid. Instead, all such amounts shall be accumulated and paid in a single lump sum on the first business day after the date that is six months after the date of his separation from service (or, if earlier, within 15 days following his date of death). All remaining payments and benefits otherwise required to be paid or provided on or after the date that is six months after the date of his separation from service will be paid or provided or paid in accordance with the payment schedule described above.

Also, in the event the agreement is terminated by Mr. Chapman for good reason in connection with a change of control of Sykes, all stock options, stock grants or other similar equity incentives and/or compensation programs will immediately accelerate and become fully vested and exercisable at the option of Mr. Chapman.

“Good reason” for Mr. Chapman’s termination of the agreement is defined in the agreement as: (i) Sykes’s breach of the employment agreement, (ii) a material adverse change in working conditions, duties or status, (iii) a significant geographic relocation of Mr. Chapman’s principal office, or (iv) a change in reporting such that Mr. Chapman is required to report to someone other than the CEO.

The agreement provides that if Mr. Chapman’s employment is terminated by Sykes due to his death,

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disability or for cause, or voluntarily by Mr. Chapman other than for good reason, then Sykes will have no obligation to pay him any salary, bonus or other benefits other than those payable through the date of termination.

The agreement provides that Mr. Chapman may not solicit any of Sykes’s employees or compete directly or indirectly with Sykes during the term of the agreement and for one year after its expiration in any area in which Sykes’s clients were conducting business during the term of the agreement. The agreement contains customary confidentiality provisions.

Lawrence R. Zingale. The Company and Mr. Zingale are parties to an employment agreement, dated September 13, 2012, the material terms and conditions of which are summarized below. The employment agreement replaced the Amended and Restated Employment Agreement between the Company and Mr. Zingale, dated as of December 29, 2008.

The employment agreement provides that Mr. Zingale will serve as an executive of the Company. Mr. Zingale currently serves as Executive Vice President and General Manager. The agreement will continue until terminated by one of the parties. Under the agreement, Mr. Zingale’s annual base salary is to be not less than $400,000, and he is entitled to (i) participate in a performance-based bonus program ranging from 0% to 70% of his base salary, (ii) annual grants under the Company’s long-term incentive plan with a target award of 140% of base salary, and (iii) standard fringe benefits provided to other executive officers. On December 6, 2016, upon the recommendation of the Compensation Committee, the Board of Directors increased Mr. Zingale’s annual base salary to $464,000, effective as of December 23, 2016.

If the agreement is terminated by the Company for any reason other than death, disability, or cause (as defined in the agreement), or if the agreement is terminated by Mr. Zingale for good reason (as defined below), the Company is required to pay Mr. Zingale an amount equal to his annual base salary, plus an amount equal to the maximum annual performance bonus he could earn under the performance-based bonus plan in which Mr. Zingale is then participating. If the agreement is terminated by Mr. Zingale for good reason within 24 months after a change in control of the Company (as defined in the agreement), the Company is required to pay Mr. Zingale an amount equal to twice his annual base salary, plus an amount determined by multiplying the annual maximum bonus designated or otherwise indicated for Mr. Zingale in the year such change of control occurs by a factor of two. The target bonus amount is to be determined under the performance-based bonus plan in which Mr. Zingale is then participating. Except as provided below, the foregoing amounts are to be paid biweekly in equal installments over 52 weeks (or 104 weeks if a change in control was involved), commencing immediately upon his separation from service. If Mr. Zingale is determined to be a “specified employee” on the date of his “separation from service” (each as defined in Section 409(A) of the Internal Revenue Code and applicable regulations), to the extent that he is entitled to receive any benefit or payment upon such separation from service under the employment agreement that constitutes deferred compensation within the meaning of Section 409A of the Internal Revenue Code before the date that is six months after the date of his separation from service, such benefits or payments will not be provided or paid to him on the date otherwise required to be provided or paid. Instead, all such amounts shall be accumulated and paid in a single lump sum on the first business day after the date that is six months after the date of his separation from service (or, if earlier, within 15 days following his date of death). All remaining payments and benefits otherwise required to be paid or provided on or after the date that is six months after the date of his separation from service will be paid or provided or paid in accordance with the payment schedule described above.

Also, in the event the agreement is terminated by Mr. Zingale for good reason in connection with a change of control of the Company, all stock options, stock grants or other similar equity incentives and/or compensation programs will immediately accelerate and become fully vested and exercisable at the option of Mr. Zingale.

“Good reason” for Mr. Zingale’s termination of the agreement is defined in the agreement as: (i) the Company’s breach of the employment agreement, (ii) a material adverse change in working conditions, duties or status, (iii) a significant geographic relocation of Mr. Zingale’s principal office, or (iv) a change in reporting such that Mr. Zingale is required to report to someone other than the CEO.

The agreement provides that if Mr. Zingale’s employment is terminated by the Company due to his death, disability or for cause, or voluntarily by Mr. Zingale other than for good reason, then the Company will have no obligation to pay him any salary, bonus or other benefits other than those payable through the date of termination.

The agreement provides that Mr. Zingale may not solicit any of the Company’s employees or compete directly or indirectly with the Company during the term of the agreement and for one year after its expiration in any area in which the Company’s clients were conducting business during the term of the agreement. The agreement contains customary confidentiality provisions.

James T. Holder. The Company and Mr. Holder are parties to an amended and restated employment agreement, dated December 29, 2008, the material terms and conditions of which are summarized below. The employment agreement provides that Mr. Holder will serve

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EXECUTIVE COMPENSATION

as an executive of the Company. Mr. Holder serves as Executive Vice President, General Counsel and Corporate Secretary. The agreement will continue until terminated by one of the parties. Under the agreement, Mr. Holder’s annual base salary was originally set at $270,000, subject to increase at the Company’s discretion.

Most recently, upon the recommendation of the Compensation Committee, the Board of Directors increased Mr. Holder’s annual base salary to $370,290, effective as of May 26, 2017. He also is entitled to participate in a performance based bonus plan based upon the achievement of such goals as may be determined by the Compensation Committee and to standard executive fringe benefits.

If the agreement is terminated by the Company for any reason other than death, disability, or cause (as defined in the agreement), the Company is required to pay Mr. Holder an amount equal to his weekly base salary for 52 weeks after the termination of the agreement. Except as provided below, the foregoing amount is to be paid biweekly in equal installments over 52 weeks, commencing immediately upon his separation from service. If Mr. Holder is determined to be a “specified employee” on the date of his “separation from service” (each as defined in Section 409(A) of the Internal Revenue Code and applicable regulations), to the extent that he is entitled to receive any benefit or payment upon such separation from service under the employment agreement that constitutes deferred compensation within the meaning of Section 409A of the Internal Revenue Code before the date that is six months after the date of his separation from service, such benefits or payments will not be provided or paid to him on the date otherwise required to be provided or paid. Instead, all such amounts shall be accumulated and paid in a single lump sum on the first business day after the date that is six months after the date of his separation from service (or, if earlier, within 15 days following his date of death). All remaining payments and benefits otherwise required to be paid or provided on or after the date that is six months after the date of his separation from service will be paid or provided or paid in accordance with the payment schedule described above.

The agreement also provides that if Mr. Holder’s employment is terminated by the Company due to his death, disability or cause, or voluntarily by Mr. Holder, then the Company will have no obligation to pay him any salary, bonus or other benefits other than those payable through the date of termination.

The agreement provides that Mr. Holder may not solicit any of the Company’s employees or compete directly or indirectly with the Company during the term of the agreement and for one year after its expiration in any area in which the Company’s clients were conducting business during the term of the agreement. The agreement contains customary confidentiality provisions.

David L. Pearson. The Company and Mr. Pearson are parties to an amended and restated employment agreement, dated December 29, 2008, the material terms and conditions of which are summarized below. The employment agreement replaced the employment agreement between the Company and Mr. Pearson dated as of September 13, 2005.

The employment agreement provides that Mr. Pearson will serve as an executive of the Company. Mr. Pearson currently serves as Executive Vice President and Chief Information Officer. The agreement will continue until terminated by one of the parties. Under the agreement, Mr. Pearson’s annual base salary is to be not less than $254,100, and he is entitled to (i) participate in a performance-based bonus program, (ii) annual grants under the Company’s long-term incentive plan, and (iii) standard fringe benefits provided to other executive officers. Upon the recommendation of the Compensation Committee, the Board of Directors increased Mr. Pearson’s annual base salary to $339,538, effective as of May 26, 2017.

If the agreement is terminated by the Company for any reason other than death, disability, or cause (as defined in the agreement), the Company is required to pay Mr. Pearson an amount equal to his annual base salary. Except as provided below, the foregoing amounts are to be paid biweekly in equal installments over 52 weeks, commencing immediately upon his separation from service. If Mr. Pearson is determined to be a “specified employee” on the date of his “separation from service” (each as defined in Section 409(A) of the Internal Revenue Code and applicable regulations), to the extent that he is entitled to receive any benefit or payment upon such separation from service under the employment agreement that constitutes deferred compensation within the meaning of Section 409A of the Internal Revenue Code before the date that is six months after the date of his separation from service, such benefits or payments will not be provided or paid to him on the date otherwise required to be provided or paid. Instead, all such amounts shall be accumulated and paid in a single lump sum on the first business day after the date that is six months after the date of his separation from service (or, if earlier, within 15 days following his date of death). All remaining payments and benefits otherwise required to be paid or provided on or after the date that is six months after the date of his separation from service will be paid or provided or paid in accordance with the payment schedule described above.

The agreement provides that if Mr. Pearson’s employment is terminated by the Company due to his death, disability or for cause, or voluntarily by Mr. Pearson, then the Company will have no obligation to pay him any salary, bonus or other benefits other than those payable through the date of termination.

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The agreement provides that Mr. Pearson may not solicit any of the Company’s employees or compete directly or indirectly with the Company during the term of the agreement and for one year after its expiration in any area in which the Company’s clients were conducting business during the term of the agreement. The agreement contains customary confidentiality provisions.

Andrew J. Blanchard. The Company and Mr. Blanchard were parties to an employment agreement, dated October 29, 2014, the material terms and conditions of which are summarized below. As of August 8, 2017, Mr. Blanchard is no longer employed by the Company.

The employment agreement provided that Mr. Blanchard would serve as an executive of the Company. Mr. Blanchard served as Executive Vice President and General Manager. Under the agreement, Mr. Blanchard’s annual base salary was originally set at $387,500, subject to increase at the Company’s discretion, and to (i) participate in a performance-based bonus program ranging from 0% to 70% of his base salary, (ii) annual grants under the Company’s long-term incentive plan with a target award of 200% of base salary, and (iii) standard fringe benefits provided to other executive officers. On March 16, 2016, upon the recommendation of the Compensation Committee, the Board of Directors increased Mr. Blanchard’s annual base salary to $411,897, effective as of May 27, 2016.

The employment agreement provided that if it was terminated by the Company for any reason other than death, disability, or cause (as defined in the agreement), or if the agreement was terminated by Mr. Blanchard for good reason (as defined below), the Company would be required to pay Mr. Blanchard an amount equal to his annual base salary, plus an amount equal to the maximum annual performance bonus he could earn under the performance-based bonus plan in which Mr. Blanchard was then participating. If the agreement was terminated by Mr. Blanchard for good reason within 24 months after a change in control of the Company (as defined in the agreement), the Company would be required to pay Mr. Blanchard an amount equal to twice his annual base salary, plus an amount determined by multiplying the annual maximum bonus designated or otherwise indicated for Mr. Blanchard in the year such change of control occurs by a factor of two. The target bonus amount was to be determined under the performance-based bonus plan in which Mr. Blanchard was then participating. Except as provided below, the foregoing amounts were to be paid biweekly in equal installments over 52 weeks (or 104 weeks if a change in control was involved), commencing immediately upon his separation from service. If Mr. Blanchard was determined to be a “specified employee” on the date of his “separation from service” (each as defined in Section 409(A) of the Internal Revenue Code and applicable regulations), to the extent that he is entitled to receive any benefit or payment upon such separation from service under the employment agreement that constitutes deferred compensation within the meaning of Section 409A of the Internal Revenue Code before the date that is six months after the date of his separation from service, such benefits or payments will not be provided or paid to him on the date otherwise required to be provided or paid. Instead, all such amounts shall be accumulated and paid in a single lump sum on the first business day after the date that is six months after the date of his separation from service (or, if earlier, within 15 days following his date of death). All remaining payments and benefits otherwise required to be paid or provided on or after the date that is six months after the date of his separation from service will be paid or provided or paid in accordance with the payment schedule described above.

Also, in the event the agreement was terminated by Mr. Blanchard for good reason in connection with a change of control of the Company, all stock options, stock grants or other similar equity incentives and/or compensation programs were to immediately accelerate and become fully vested and exercisable at the option of Mr. Blanchard.

“Good reason” for Mr. Blanchard’s termination of the agreement was defined in the agreement as: (i) the Company’s breach of the employment agreement, (ii) a material adverse change in working conditions, duties or status, (iii) a significant geographic relocation of Mr. Blanchard’s principal office, or (iv) a change in reporting such that Mr. Blanchard is required to report to someone other than the CEO.

The agreement also provided that if Mr. Blanchard’s employment was terminated by the Company due to his death, disability or cause, or voluntarily by Mr. Blanchard other than for good reason, then the Company would have no obligation to pay him any salary, bonus or other benefits other than those payable through the date of termination. In any event, Mr. Blanchard may not compete with the Company in any area in which the Company’s clients were conducting business during the term of the agreement, or solicit the Company’s employees, for a period of one year after termination of his employment. The agreement also contains customary confidentiality provisions.

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PROPOSAL 2: ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

PROPOSAL 2: ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

In accordance with Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) we are providing our shareholders with the opportunity to vote to approve, on a nonbinding, advisory basis, the compensation of our named executive officers as disclosed in this proxy statement. Because the shareholder vote is advisory, it will not be binding upon the Board. However, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements.

Recommendation of the Board

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE COMPANY’S EXECUTIVE COMPENSATION. UNLESS OTHERWISE INDICATED ON YOUR PROXY, YOUR SHARES WILL BE VOTED “FOR” THE APPROVAL OF EXECUTIVE COMPENSATION.

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PROPOSAL 3: RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PROPOSAL 3: RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee engaged Deloitte & Touche LLP as the Company’s independent registered public accounting firm to audit the consolidated financial statements of the Company for the year ending December 31, 2018, and the effectiveness of the Company’s internal control over financial reporting as of December 31, 2018, and express an opinion thereon. Although the Company is not required to seek shareholder ratification of this appointment, the Board believes it to be sound corporate governance to do so. If the appointment is not ratified, the Audit Committee will reconsider the appointment of, but will not be required to engage, a different auditing firm.

Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting. Those representatives will have the opportunity to make a statement if they so desire and are expected to be available to respond to appropriate questions.

Recommendation of the Board

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THIS PROPOSAL AND URGES EACH SHAREHOLDER TO VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY’S INDEPENDENT AUDITORS. EXECUTED AND UNMARKED PROXIES IN THE ACCOMPANYING FORM WILL BE VOTED AT THE ANNUAL MEETING IN FAVOR OF RATIFICATION.

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AUDIT COMMITTEE DISCLOSURE

AUDIT COMMITTEE DISCLOSURE

The Audit Committee is comprised of four non-employee directors and operates under a written charter adopted by the Board of Directors. The Audit Committee charter was last amended on December 5, 2016. The Board of Directors has determined that each member of the Audit Committee is “independent” and financially literate. The Board of Directors has also determined that in addition to the accounting and other related financial management expertise held by the various members of the Audit Committee, Mr. Meurer specifically qualifies as an “audit committee financial expert” as that term has been defined by the Securities and Exchange Commission.

Under its charter, the Audit Committee is responsible for overseeing our accounting and financial reporting processes and audits of our financial statements. The Audit Committee is directly responsible for the appointment and oversight of our independent auditors, including review of their qualifications, independence and performance.

In accordance with rules established by the Securities and Exchange Commission, as well as the internal policies of Deloitte & Touche LLP, audit partners are subject to rotation requirements to limit the number of consecutive years an individual partner may provide service to our Company. For lead and concurring audit partners, the maximum number of consecutive years of service in that capacity is five years. The process for selection of the Company’s lead audit partner pursuant to this rotation policy involves an initial meeting between the Chair of the Audit Committee and the candidate for the role, followed by a meeting of the candidate and discussions with the full Committee and with management.

Among other duties, the Audit Committee is also responsible for:

•	Overseeing the integrity of our financial statements, our accounting and financial reporting processes and our systems of internal control over financial reporting.

•	Overseeing our compliance with financial, legal and regulatory requirements.
•	The appointment, compensation, and oversight of the work of the registered public accounting firm employed by the Audit Committee (including resolution of disagreements between management and the auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work, and each such registered public accounting firm reports directly to the Audit Committee.

•	Reviewing and appraising the Company’s internal auditing function, including a review and approval of the Company’s internal audit plan.

•	Reviewing the Company’s quarterly and annual earnings press releases, consolidated financial statements (including the presentation of non-GAAP financial information) and disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” (including significant accounting policies and judgments) with management, the Company’s internal auditors and the Company’s independent auditors.

•	Establishment of procedures for the receipt, retention and treatment, on a confidential basis, of any complaints we receive regarding fraud in connection with, or the integrity of, our financial reporting. Employees are encouraged to report concerns about our accounting controls, auditing matters or anything else that appears to involve financial wrongdoing.

•	Reviewing and discussing with the Company’s independent auditors the overall scope and plans for their audit and review and approval of the terms of the engagement letter.

•	Providing an open avenue of communication among the Company’s registered public accounting firm, financial and senior management, those involved in the Company’s internal auditing function, and the Board of Directors.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent auditors which exceed $50,000. These services may include audit services, audit-related services, tax services and other services. The Chairman of the Audit Committee has been given the authority to grant pre-approvals, and each such pre-approval is then submitted to the full Committee at the next meeting for consideration and approval. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent auditors and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent auditors in accordance with this pre-approval, and the fees for the services performed to date.

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AUDIT COMMITTEE DISCLOSURE

Service Fees Paid to the Independent Registered Public Accounting Firm

Audit Fees represent fees for professional services provided in connection with the audit of our consolidated annual financial statements and internal control over financial reporting, as well as reviews of our quarterly financial statements and statutory audits of international subsidiaries. The Audit Committee has reviewed and approved the amount of fees paid to Deloitte & Touche LLP for audit and audit related services. The fees charged by Deloitte & Touche LLP for professional services rendered in connection with all audit and non-audit related matters for the years ended December 31, 2017 and December 31, 2016 were as follows:

	2017 ($)	2016 ($)
Audit Fees(1)	2,557,430	2,755,357
Audit-Related Fees(2)	5,390	4,000
Tax Fees	—	—
All Other Fees	—	—
(1)	Fees for audit services in 2017 and 2016 consisted of (a) audits of the Company’s annual consolidated financial statements and internal controls over financial reporting, (b) reviews of the Company’s quarterly condensed consolidated financial statements, and (c) annual stand-alone statutory audits. Audit fees in 2016 also consisted of auditing services in connection with the acquisition of Clearlink Holdings, LLC.
(2)	Fees for audit-related services in 2017 and 2016 included the Company’s subscription for accounting research tools.

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REPORT OF THE AUDIT COMMITTEE

REPORT OF THE AUDIT COMMITTEE

In connection with the financial statements for the fiscal year ended December 31, 2017, the Audit Committee has:

(1)	reviewed and discussed the audited financial statements with management,

(2)	discussed with Deloitte & Touche LLP, the Company’s independent registered public accounting firm (the “Auditors”), the matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees, issued by the PCAOB, and

(3)	received the written disclosures and letter from the Auditors required by applicable requirements of the Public Company Accounting Oversight Board regarding the Auditor’s communications with the Audit Committee concerning independence, and has discussed with the Auditors the Auditors’ independence.

In determining whether to reappoint Deloitte & Touche LLP as the Company’s independent auditor, the Audit Committee took into consideration a number of factors, including:

•	the length of time the firm has been engaged by the Company and its familiarity with our global operations and business, accounting policies and practices and internal control over financial reporting,

•	the quality of the Audit Committee’s ongoing discussions with Deloitte & Touche LLP and an assessment of the professional qualifications and past performance of the lead audit partner, and

•	external data relating to audit quality and performance, including recent PCAOB reports on Deloitte & Touche LLP and its peers.

Based upon these evaluations, the Audit Committee recommended to the Board at the February 12, 2018 meeting of the Board that the Company’s audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2017 filed with the Securities and Exchange Commission. The Board has approved this inclusion.

AUDIT COMMITTEE

William J. Meurer, Chairman

James S. MacLeod

Vanessa C.L. Chang

Lorraine L. Lutton

February 12, 2018

The information contained in this report shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in future filings with the SEC, or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, except to the extent that we specifically incorporate it by reference into a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934.

54    SYKES ENTERPRISES, INCORPORATED  ï  2018 Proxy Statement

SECURITY OWNERSHIP

SECURITY OWNERSHIP

The following table sets forth the beneficial ownership of the Company’s common stock as of April 9, 2018, for each director and nominee for director, each of our current executive officers named in the Summary Compensation Table herein, and by all directors and executive officers of the Company as a group.

Name	Common Stock	Options Currently Exercisable Or Exercisable within 60 days	Stock-Settled Stock Appreciation Rights Vested and Vesting within 60 days	Total Stock and Stock Based Holdings	Percent of Total Outstanding Stock
Vanessa C.L. Chang	8,039	—	—	8,039	*
Lt. Gen. Michael P. DeLong (Ret)	45,152	—	—	45,152	*
Carlos E. Evans	7,832	—	—	7,832	*
Lorraine L. Lutton	18,093	—	—	18,093	*
James S. MacLeod(1)	38,267	—	—	38,267	*
Willaim J. Meurer	66,020	—	—	66,020	*
William D. Muir, Jr.	17,193	—	—	17,193	*
Charles E. Sykes(2)	560,281	—	—	560,281	1.3%
Paul L. Whiting(3)	28,936	—	—	28,936	*
John Chapman (4)	82,279	—	—	82,279	*
Lawrence R. Zingale(5)	111,844	—	—	111,844	*
James T. Holder(6)	62,016	—	—	62,016	*
David L. Pearson(7)	95,032	—	—	95,032	*
Others	105,348	—	—	105,348	*
All directors and executive officers as a group – 17 persons	1,246,332	—	—	1,246,332	2.9%

*	Less than 1.0%
(1)	Includes 2,500 shares held by Mr. MacLeod in an IRA.
(2)	Includes 210,046 shares of restricted stock issued as part of the various equity-based, long-term incentive awards and 8,235 vested shares as part of the Executive Deferred Compensation Plan.
(3)	Includes 16,500 shares owned jointly by Mr. Whiting and other family members. Excludes 300 shares of common stock held by Mr. Whiting’s wife in which Mr. Whiting disclaims beneficial ownership.
(4)	Includes 54,111 shares of restricted stock issued as part of the various equity-based, long term incentive awards and 1,561 vested shares as part of the Executive Deferred Compensation Plan.
(5)	Includes 59,614 shares of restricted stock issued as part of the various equity-based, long term incentive awards, and 6,317 vested shares as part of the Executive Deferred Compensation Plan.
(6)	Includes 26,259 shares of restricted stock issued as part of the various equity-based, long-term incentive awards and 7,751 vested shares as part of the Executive Deferred Compensation Plan.
(7)	Includes 24,079 shares of restricted stock issued as part of the various equity-based, long-term incentive awards and 11,191 vested shares as part of the Executive Deferred Compensation Plan.

SYKES ENTERPRISES, INCORPORATED  ï  2018 Proxy Statement    55

SECURITY OWNERSHIP

Security Ownership of Certain Beneficial Owners

As of April 9, 2018, the Company’s records and other information available from outside sources indicated that the following shareholders were beneficial owners of more than five percent of the outstanding shares of the Company’s common stock. The information below is as reported in their filings with the Securities and Exchange Commission. The Company is not aware of any other beneficial owner of more than 5% of the Company’s common stock.

Name	Shares	Percent
BlackRock, Inc.(1) 55 East 52nd Street New York, New York, 10055	5,096,687	11.9%
The Vanguard Group(2) 100 Vanguard Blvd. Malvern, PA 19355	4,839,142	11.4%
Dimensional Fund Advisors LP(3) Building One 6300 Bee Cave Road Austin, TX 78746	3,618,976	8.5%
John H. Sykes(4) 4201 Jim Walter Boulevard Tampa, Florida 33602	2,341,916	5.5%
Fuller & Thaler Asset Management, Inc.(5) 411 Borel Avenue, Suite 300 San Mateo, CA 94402	2,323,796	5.5%

(1)	All information is based upon the Schedule 13G filed with the Securities and Exchange Commission by BlackRock, Inc. (“BlackRock”) on January 17, 2018. BlackRock is a parent holding company or control person in accordance with Rule 13d-1(b)(1)(ii)(G). Various persons have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of the common stock. No one person’s interest in the common stock is more than five percent of the total outstanding common shares.
(2)	All information is based upon the Schedule 13G filed with the Securities and Exchange Commission by The Vanguard Group (“Vanguard”) on February 9, 2018. Vanguard is a registered investment adviser.
(3)	All information is based upon the Schedule 13G filed with the Securities and Exchange Commission by Dimensional Fund Advisors LP (“Dimensional”) on February 9, 2018. Dimensional is a registered investment adviser that furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager or sub-adviser to certain other commingled funds, group trusts and separate accounts (such investment companies, trusts and accounts, collectively referred to as the “Funds”). In certain cases, subsidiaries of Dimensional Fund Advisors LP may act as an adviser or sub-adviser to certain Funds. In its role as investment advisor, sub-adviser and/or manager, Dimensional or its subsidiaries may possess voting and/or investment power over the securities of owned by the Funds, and may be deemed to be the beneficial owner of the shares held by the Funds. However, all securities reported in the Schedule 13G are owned by the Funds. Dimensional disclaims beneficial ownership of such securities. To the knowledge of Dimensional, the interest of any one such Fund does not exceed 5% of the class of securities.
(4)	All information is based upon the Schedule 13G filed with the Securities and Exchange Commission by Mr. John H. Sykes on February 6, 2018. Mr. Sykes is the beneficial owner of these shares which are owned by Mr. Sykes through Jopar Investments Limited Partnership, a North Carolina limited partnership (“Jopar”). Mr. Sykes is the sole limited partner of Jopar and owns all of the outstanding capital stock of Jopar’s sole general partner, Jopar Investments, Inc., a North Carolina corporation.
(5)	All information is based upon the Schedule 13G filed with the Securities and Exchange Commission by Fuller & Thaler Asset Management, Inc. (“Fuller & Thaler”) on February 14, 2018. Fuller & Thaler is deemed to be the beneficial owner of the number of securities reflected in Items 5-9 and 11 of page two (2) of its Schedule 13G pursuant to separate arrangements whereby it acts as investment adviser to certain persons. Each person for whom Fuller & Thaler acts as investment adviser has the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the common stock.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

During the year ended December 31, 2017, the executive officers and directors of the Company filed with the Securities and Exchange Commission (the “Commission”) on a timely basis, all required reports relating to transactions involving equity securities of the Company beneficially owned by them, except for one Form 4 relating to Jenna R. Nelson that was filed 309 days late. The Company has relied solely on the written representation of its executive officers and directors and copies of the reports they have filed with the Commission in providing this information.

56    SYKES ENTERPRISES, INCORPORATED  ï  2018 Proxy Statement

REQUIREMENTS, INCLUDING DEADLINES, FOR SUBMISSION OF PROXY PROPOSALS AND NOMINATION OF DIRECTORS

Under the rules of the SEC and our Bylaws, if a shareholder wants to nominate a person to stand for election as a director at our 2019 Annual Meeting of Shareholders or introduce an item of business at such Annual Meeting and have us include such proposal in our proxy statement and form of proxy for presentation at our 2019 Annual Meeting of Shareholders, the nomination or proposal must be received by us at our principal executive offices at 400 North Ashley Drive, Suite 2800, Tampa, Florida 33602, by December 21, 2018. The nomination or proposal should be sent to the attention of the Secretary of the Company.

Under our Bylaws, a shareholder must follow certain procedures to nominate persons for election as directors or to introduce an item of business at an Annual Meeting of Shareholders.

The procedures for nominating a director are described above under the heading “Corporate Governance – Nominations for Directors.”

The procedures for introducing an item of business at the Annual Meeting include providing a written notice of each proposed item of business that must include:

(a)	a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting,

(b)	the name and address, as they appear on the Company’s stock books, of the shareholders proposing such business,

(c)	the class and number of shares of the Company which are beneficially owned by the shareholder,

(d)	any material interest of the shareholder in such business, and

(e)	the same information required by clauses (b), (c) and (d) above with respect to any other shareholder that, to the knowledge of the shareholder proposing such business, supports such proposal.

OTHER MATTERS

Management knows of no matter to be brought before the Annual Meeting which is not referred to in the Notice of Annual Meeting. If any other matters properly come before the Annual Meeting, it is intended that the shares represented by Proxy will be voted with respect thereto in accordance with the judgment of the persons voting them.

By Order of the Board of Directors,

James T. Holder
Secretary

SYKES ENTERPRISES, INCORPORATED  ï  2018 Proxy Statement    57

SYKES ENTERPRISES, INCORPORATED 400 N. ASHLEY DRIVE TAMPA, FL 33602 ATTN: SUBHAASH KUMAR	VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E46790-P04417	KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

SYKES ENTERPRISES, INCORPORATED
The Board of Directors recommends you vote FOR the following proposals:
1.	Election of three Class III Directors and one Class II Director
	Class III Directors	For	Against	Abstain
	1a) Charles E. Sykes	☐	☐	☐	For	Against	Abstain
	1b) William J. Meurer	☐	☐	☐

3.  To ratify the appointment of Deloitte & Touche LLP as independent auditors of the Company

4.  In their discretion, the proxies are authorized to vote upon such other business as may properly come before this Meeting or any adjournments or postponements thereof

The undersigned reserves the right to revoke this Proxy at any time prior to the Proxy being voted at the Meeting. The Proxy may be revoked by delivering a signed revocation to the Company at any time prior to the Meeting, by submitting a later-dated Proxy, or by attending the Meeting in person and casting a ballot. The undersigned hereby revokes any proxy previously given to vote such shares at the Meeting.

PLEASE SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE EVEN IF YOU PLAN TO ATTEND THE MEETING.

					☐	☐	☐
	1c) Vanessa C.L. Chang	☐	☐	☐
Class II Director
	1d) W. Mark Watson	☐	☐	☐
2.	Non-binding advisory vote to approve executive compensation	☐	☐	☐

For address and/or name changes, please check this box and write them on the back where indicated.				☐
I plan to attend the Meeting.		☐	☐
		Yes	No

Please sign Proxy exactly as your name appears on the stock certificate(s). JOINT OWNERS SHOULD EACH SIGN PERSONALLY. When signing as attorney, executor, administrator, trustee, guardian, partner or corporate officer, please give your full title as such.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

▼  DETACH BELOW AND RETURN USING THE ENVELOPE PROVIDED  ▼

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E46791-P04417

SYKES ENTERPRISES, INCORPORATED Annual Meeting of Shareholders, May 22, 2018 THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned shareholder of Sykes Enterprises, Incorporated (the “Company”) hereby appoints each of Charles E. Sykes,John Chapman and James T. Holder, and each of them with authority to act without the others, as attorneys and proxies for the undersigned, with full power of substitution, to vote all shares of the common stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company and at all adjournments thereof, to be held at the Florida Museum of Photographic Arts, The Cube at Rivergate Plaza, 400 N. Ashley Drive, Cube 200, Tampa, Florida 33602,on Tuesday, May 22, 2018, at 8:00 a.m., Eastern Daylight Saving Time, with all the powers the undersigned would possess if personally present, such proxies being directed to vote as specified below and in their discretion on any other business that may properly come before the Meeting.

THE SHARES REPRESENTED HEREBY WILL BE VOTED AS SPECIFIED ON THE REVERSE SIDE. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” ALL NOMINEES LISTED IN ITEM 1, AND “FOR” PROPOSALS 2 AND 3.

Address/Name Changes:

(If you noted any Address/Name Changes above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side